Exhibit 10.2

PURCHASE AND SALE AGREEMENT

among

PLACER MINING CORPORATION

WILLIAM PANGBURN and SHIRLEY PANGBURN

as Sellers

and

SILVER VALLEY METALS CORP.

as Buyer

December 15, 2021

Schedule No.	Description

1	Real Property
2	Contracts
3	Mineral Rights
4	Notices of Violations/Actions
5	Permits
6	Property Appurtenances
7	Surface and Mineral Parcels
8	Water Rights
9	Environmental Matters
10	Retained Equipment
11	Encumbrances
12	Additional Potential Claims

Exhibit	Form

A	Special Warranty Deeds
B	Special Warranty Deed - Water Rights
C	Bill of Sale and Assignment

i

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of this 15th day of December, 2021 (the “Effective Date”), by and between PLACER MINING CORPORATION, a Nevada corporation having an address of 1 Mine Road, Kellogg, Idaho 83837 (“Placer”), William Pangburn and Shirley Pangburn (the “Pangburns”), husband and wife residing at 12450 176th Avenue SE, Renton, WA 98059-6509 (Placer and the Pangburns are hereinafter collectively referred to as the “Sellers”), and SILVER VALLEY METALS CORP., an Idaho corporation, having an address of 1 Mine Road, Kellogg, ID 83837 (“Buyer”). Buyer and Sellers may be collectively referred to herein as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, Sellers are the owners of certain Surface and Mineral Parcels, Mineral Rights, and Property Appurtenances in the properties located in Shoshone County, State of Idaho, as more particularly described on Schedule 1, as specifically included in the Title Commitment (defined below) and Guarantee (defined below) (collectively, the “Real Property”); and

WHEREAS, pursuant to the Lease-Option Agreement, Buyer desires to purchase and acquire Sellers’ interest in, under and to the Subject Property (defined below) from Sellers and Sellers desire to sell and convey their interest in, under and to the Subject Property to Buyer, all subject to and in accordance with the terms and conditions of this Agreement (the “Transaction”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, Sellers and Buyer agree as follows:

Article I.
DEFINITIONS

1.1 Certain Definitions. In this Agreement, capitalized terms and other defined terms described below shall have the meanings set forth or cross-referenced below:

“Action” means any claim, action, cause of action, suit, writ, demand, notice, complaint, lawsuit, arbitration, inquiry, audit, notice of violation, injunction, proceeding, litigation, citation, summons, administrative order, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity pertaining to or in any way relating to the Subject Property. A list of all unresolved Actions is included in Schedule 4.

“Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract rights, voting trust, or otherwise.

“Agreement” means this Purchase and Sale Agreement and the Exhibits and Schedules attached hereto (all of which Exhibits and Schedules shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein), and all agreements or instruments executed in connection herewith or delivered pursuant hereto.

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“Amended EPA Settlement Agreement” means that certain First Amendment to the Settlement Agreement and Order on Consent for Response Action by Bunker Hill Mining Corp. being negotiated by and between Bunker Hill and the United States, which is currently in draft form and remains subject to negotiation, as it amends that certain Settlement Agreement and Order on Consent for Response Action by Bunker Hill Mining Corp., effective May 15, 2018, as such agreement may be further amended, extended, modified or waived by the parties from time to time (the “Settlement Agreement”).

“Applicable Law” means all existing federal, state or local laws, common law, statutes or regulations, including, without limitation, Environmental Laws.

“Atlas” means Atlas Mining Group, LLC.

“Atlas Cash Payment” has the meaning given in Section 2.2 below.

“best of Sellers’ knowledge” or any other similar knowledge qualification, means such knowledge as is actually known to, or which would have (with the exercise of reasonable diligence in the normal course of their employment responsibilities or their ownership of the Subject Property, without any requirement for independent review of public records or any independent site investigations) come to the attention of the Sellers.

“Bill of Sale and Assignment” means that Bill of Sale and Assignment, in the form attached hereto as Exhibit C, to be executed by Sellers on the Effective Date and delivered to the Escrow Agent to hold for delivery to the Buyer at the Closing, and pursuant to which all Equipment and Personal Property, Contracts and Permits shall be transferred to Buyer, free and clear of all Encumbrances, except the Permitted Exceptions.

“Bunker Hill” or “BHMC” means Bunker Hill Mining Corp., a Nevada corporation.

“Buyer” means SILVER VALLEY METALS CORP., an Idaho corporation, a wholly-owned subsidiary of Bunker Hill Mining Corp.

“Care and Maintenance Payment(s)” means those care and maintenance payments historically made to Sellers, and/or their Affiliates, at various times and on a monthly basis, pursuant to the Lease-Option Agreement.

“Cash Payment” has the meaning given in Section 2.2 below.

“Claiming Party” has the meaning given in Section 11.1.

“Closing” means the closing of this transaction which is described in Section 8.1.

“Closing Date” has the meaning given in Section 8.1.

“Closing Date Adjustments” has the meaning given in Section 2.2(b).

“Closing Date Deductions” has the meaning given in Section 2.2(b).

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“Contracts” means the agreements, contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral, relating to the Subject Property, the subject matter of which is not real property, including without limitation those described on Schedule 2.

“Conversion Price” has the meaning given in Section 2.2.

“Crescent Litigation” means that certain litigation brought by Crescent Mine, LLC, as Plaintiff, versus Bunker Hill, et al., (2:21-CV-00310-DCN) filed on or about July 28, 2021, in the U.S. District Court for the District of Idaho.

“Defaulting Party” has the meaning given in Section 11.1.

“Effective Date” means the date of this Agreement, which is the date first set forth above.

“Encumbrance” means, whether or not registered or registrable or recorded or recordable, and regardless of how created or arising, any lien, pledge, mortgage, deed of trust, royalty, security interest, charge, claim, interest or estate against or in assets or property, easement, encroachment, option or other right to acquire, or to acquire any interest in, any assets or property, or any other encumbrance of whatsoever nature and kind, or any agreement to create, or right capable of becoming, any of the foregoing.

“Environmental Condition” means (i) contamination or pollution of soil, air, surface or groundwater, (ii) the disposal, placement, existence, presence or Release or threat of release of a Hazardous Material and the affects thereof, (iii) noncompliance with or violation of Applicable Law including, without limitation, any lack of required governmental permits or approvals.

“Environmental Law” means any Applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“EPA Settlement Agreement Liabilities” means all Actions, violations, liabilities and obligations settled in the Settlement Agreement and Order on Consent for Response Action by Bunker Hill with the U.S. Environmental Protection Agency dated May 14, 2018, and the Consent Decree between the United States of America and Placer Mining Company, Inc. filed in the United States District Court District of Idaho on March 3, 2018 and approved on June 19, 2018, regardless of when the operations or activities which gave rise to such Actions, violations, liabilities or obligations occurred or arose.

“Equipment and Personal Property” shall mean all equipment and personal property located or used on, in connection with or relating to the Subject Property and being conveyed by Sellers to Buyer pursuant to this Agreement, other than the Retained Equipment.

“Escrow Agent” has the meaning as given in Section 2.3.

“Files and Records” means originals or copies in the possession, custody or control of Sellers, of all files, reports, records, data, information, maps, and accounting records relating to the Subject Property, including without limitation those relating to engineering, drilling, geology, mining, permitting, maintenance, inventory and supply, property and excise taxes, royalties, and title, including all governmental permits and allocations, and other such governmental and agency approvals as they may exist, but excepting corporate records, market studies, income tax records, Sellers’ personnel records, economic analyses, and documents related to the general policies and procedures of Sellers not related to the Subject Property.

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“Guarantee” means that Mineral Guarantee prepared by First American Title Insurance Company, Guarantee Number 5010500-630751a, Order No. 630751a Revision 3, dated March 5, 2021.

“Government Authority” means any federal, state, local, tribal or foreign government or political subdivision thereof, or any agency, board, bureau, department, or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Applicable Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination award or other directive entered by or entered into with any Governmental Authority.

“Hazardous Materials” means: (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous or is regulated under any Environment Law; (ii) any substance that is defined as “hazardous waste,” “hazardous substance,” “extremely hazardous substance,” “pollutant” or “contaminant” or by words of similar import or regulatory effect under any Environmental Laws; (iii) any substance which, if present, requires reporting, investigation, removal, or remediation under any Environmental Law or, if present on a property, causes or threatens to cause a nuisance upon the property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; and (iv) any petroleum, or petroleum-derived products or other products containing hydrocarbons, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls, in each case subject to exceptions provided in applicable Environmental Laws.

“Hopper Litigation” means that litigation known as Estate of Robert D. Hopper (deceased by Tim Hopper Personal representative) versus Placer, et al. (2:21-CV-00253-DCN), which includes Bunker Hill as a Defendant, filed in the United States Court for the District of Idaho.

“Indemnitee” has the meaning given in Section 10.3(b).

“Indemnitor” has the meaning given in Section 10.3(b).

“Lease-Option Agreement” means that certain Bunker Hill Mining Lease with Option to Purchase agreement, including all amendments thereto, first made effective November 1, 2017.

“Mineral Rights” means all mineral rights, together with all the rights and appurtenances thereunto, including but not limited to the following: the mines, minerals, lodes, ledges and veins within the lines of those parcels of the Subject Property in which Sellers own mineral interests, their dips, spurs and extralateral rights; all minerals of every kind and character, whether base, precious, metallic, nonmetallic or otherwise, lying in, on or under such parcels; all rights-of-way, easements, permits, licenses, permissions and other authorizations affecting access to such parcels or the right to conduct operations therein and thereon, owned by the Sellers as described in Schedule 3.

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“Notices of Violation” or “NOV” means a written notice prepared by an enforcement official that informs Sellers of a violation(s) of Applicable Law in any way pertaining to the Subject Property and orders them to take certain steps to correct the violation. A list of all unresolved NOVs received by Sellers, its Affiliates, or any representatives thereof is included in Schedule 4.

“Pangburns” means William and Shirley Pangburn.

“Party” or “Parties” means Buyer and Sellers and their successors, as parties to this Agreement.

“Permits” means the existing permits and applications for permits, including any Permits required by or issued under Environmental Laws, in respect of the Subject Property held by Sellers or their Affiliates, including without limitation those described on Schedule 5.

“Permitted Exceptions” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in the Title Commitment; provided that the same does not include those matters identified as Exceptions 57-58, 60, and 72, which exceptions must be satisfied and/or released for issuance of the Title Insurance Policy; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics’, carriers’, workers’, repairers’ and similar liens arising or incurred in the ordinary course of business during the term of the Buyer’s lease; and (iv) zoning, entitlement and other land use by any Governmental Authority.

“Placer” means Placer Mining Corporation.

“Property Appurtenances” means any leases, rights-of-way, easements, and licenses relating to the Subject Property, including without limitation as described on Schedule 6.

“Pro Rata Apportionment” means the payment of the Cash Payment to the Sellers in accordance with percentages to be provided by the Sellers prior to or on the date of Closing. In any event, the percentages shall include some allocation to Placer and to the Pangburns, which shall individually be a minimum of Ten Dollars $10 (the total of which collectively shall equal the Cash Payment) and other good and valuable consideration as set forth in this Agreement, the sufficiency of which is acknowledged hereby by the Sellers, collectively and individually, for the sale of their respective assets as a part of this Agreement.

“Purchase Price” has the meaning given in Section 2.2.

“Release” means any actual release or threat of release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Retained Equipment” means the specific equipment and personal property to be retained by Sellers and listed on Schedule 10.

“Retained Liabilities” has the meaning given in Section 3.2.

“Sellers” means Placer Mining Corporation, a Nevada corporation, and the Pangburns.

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“Settlement Agreement” has the meaning given in Section 2.2.

“Silver Bowl Inc. Matter” means those certain demands, disputes, or claims threatened to be brought by Silver Bowl, Inc. against Placer Mining Corporation.

“Special Warranty Deed” means those Special Warranty Deeds, in the form attached hereto as Exhibit A-1 and A-2, to be executed by Sellers on the Effective Date and delivered to the Escrow Agent to hold for delivery to the Buyer at the Closing, and pursuant to which all Real Property interests, including the Mineral Rights, Surface and Mineral Parcels and Property Appurtenances, shall be transferred to Buyer, free and clear of all Encumbrances, except the Permitted Exceptions.

“Special Warranty Deed – Water Rights” means that Special Warranty Deed – Water Rights, in the form attached hereto as Exhibit B, to be executed by Sellers on the Effective Date and delivered to the Escrow Agent to hold for delivery to the Buyer at the Closing, and pursuant to which all Water Rights shall be transferred to Buyer, free and clear of all Encumbrances, except the Permitted Exceptions.

“Subject Property” means all of Sellers’ right, title, and interest in, under and to the Real Property (the Surface and Mineral Parcels, the Mineral Rights, and the Property Appurtenances), the Contracts, the Permits, the Water Rights, the Files and Records, the Equipment and Personal Property, and any other easements, rights-of-way, roads, improvements, haulways, leases, and options and other realty (whether real or personal) relating to the Subject Property, including without limitation buildings, structures fixtures, underground fixtures and equipment, and other improvements or infrastructure located thereon, all tenements, hereditaments and privileges thereto belonging, all timber and trees thereon, and all mining claims maps, reports, and plans.

“Subject Property Information” has the meaning given in Section 6.1(b).

“Surface and Mineral Parcels” means those real property interests as described in Schedule 7.

“Tax” (including, with correlative meaning, the terms “Taxes”, “Taxing” and “Taxable”) shall mean all federal, state, local or foreign taxes, charges, fees, duties, imposts, levies or other similar assessments of any kind whatsoever imposed by any Government Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, windfall profits, alternative minimum, inventory, capital stock, premium, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, production, stamp, occupation, property, reclamation and estimated taxes, and customs duties, together with all interest, penalties, fines, additional to tax or additional amounts imposed by any Government Authority with respect to such amounts and including obligations to pay Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of law), as a transferee or successor, by contract, or otherwise, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Termination Date” has the meaning given in Section 9.1(c).

“Title Commitment” has the meaning given in Section 7.3.

“Title Insurance Policy” has the meaning given in Section 8.2.

“Transaction” has the meaning given in the Recitals.

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“UAO” means the Unilateral Administrative Order for Remedial Action issued by the United States Environmental Protection Agency Region 10, In the Matter of: Bunker Hill Superfund Site, Placer Mining Company, d/b/a New Bunker Hill Mining Company, Respondent, Proceeding under Section 106(a) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9606(a) and dated May 31, 2017.

“UAO Liabilities” has the meaning given in Section 3.1.

“Water Rights” means water rights and shares of stock in water companies relating to or intended for use in connection with the Subject Property, including without limitation those described on Schedule 8.

Article II.
AGREEMENT TO PURCHASE AND SELL; PURCHASE PRICE

2.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Sellers agree to transfer, convey and sell to Buyer and Buyer agrees to purchase from Sellers the Subject Property (other than the Retained Equipment), free and clear of all Encumbrances other than the Permitted Exceptions.

2.2 Purchase Price.

(a) As consideration for the sale of the Subject Property and the other obligations of Sellers hereunder, Buyer shall pay to Sellers Seven Million, Seven Hundred Thousand Dollars (USD$7,700,000.00) for the Subject Property (the “Purchase Price”), less the payments and credits described in this Section 2.2(a), and subject to further adjustment pursuant to Section 2.2(b) below:

i. Sellers acknowledge that BHMC has previously paid Sellers Three Hundred Thousand Dollars (USD$300,000) for initial Care and Maintenance Payments made at the time of execution of the Fourth Amendment to the Lease-Option Agreement, which payment amount shall be applied as a credit toward the Purchase Price at Closing;

ii. Sellers acknowledge that BHMC has previously paid Sellers Five Hundred Thousand Dollars (USD$500,000) as an advance payment made at the time of execution of the Fifth Amendment to the Lease-Option Agreement, which payment amount shall be applied as a credit toward the Purchase Price at Closing;

iii. Sellers acknowledge that BHMC has previously paid Atlas One Million, Five Hundred Thousand Dollars (USD$1,500,000) for and on behalf of Placer as an advance payment of the Purchase Price in partial satisfaction of that certain settlement agreement between Placer and Atlas (CV 01-17-03885 in the District Court of Idaho, Ada County) (the “Settlement Agreement”), which payment was made at the time of execution of the Fifth Amendment to the Lease-Option Agreement, and shall be applied as a credit toward the Purchase Price at Closing; and

iv. Buyer shall pay Atlas Two Million Dollars (USD$2,000,000) (the “Atlas Cash Payment”) on the Closing Date for and on behalf of Placer to satisfy the remaining amounts due pursuant to the Settlement Agreement, which payment amount shall be applied as a credit toward the Purchase Price at Closing.

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(b) After taking into account the credits set forth above, on the Closing Date the Buyer will pay to the Sellers at the Closing the amount of Three Million, Four Hundred Thousand Dollars (USD$3,400,000) (the “Cash Payment”), less the adjustments set forth below (the “Closing Date Adjustments”), by wire transfer of immediately available funds, with such Cash Payment being allocated among the Sellers in accordance with the Pro Rata Apportionment. The Cash Payment will be reduced or increased by the following Closing Date Adjustments:

i. Sellers shall, by December 22, 2021, provide Buyer with a true and accurate list of all secured and judgment creditors, payments owed to Government Authorities, and Encumbrances (collectively, the “Closing Date Deductions”), including wire transfer instructions and amounts owed, and Buyer will pay such Closing Date Deduction amounts, either directly by the Buyer or through the Escrow Agent, to the payees, which payments shall be deducted from the Cash Payment at Closing;

ii. Sellers acknowledge that BHMC has previously paid and continues to pay up to the date of Closing, Placer’s attorney ongoing fees to defend litigation in the Hopper Litigation and the Crescent Litigation pursuant to that certain agreement between the Buyer and Placer dated August 6, 2021, the total amount of which shall be confirmed with appropriate invoices and deducted from the Cash Payment at Closing;

iii. Sellers acknowledge that BHMC has previously double-paid one Care and Maintenance Payment in the amount of Sixty Thousand Dollars (USD$60,000), the total amount of which shall be deducted from the Cash Payment at Closing;

iv. Sellers shall, by December 22, 2021, provide Buyer with a true and accurate list of all lease payments prepaid by Sellers, for Contracts or the Property Appurtenances, and subject to Buyer’s agreement with such amounts, such amounts will be added to the Cash Payment;

v. To the extent not previously paid, Buyer’s monthly Care and Maintenance Payment under the Option-Lease Agreement for the month in which Closing occurs, in the amount of $60,000 per month, shall be paid at the Closing.

2.3 Escrow Agent. The “Escrow Agent” shall be escrow officer Jennifer Stovern of First American Title Company in Kellogg, Idaho.

Article III.
LIABILITIES

3.1 Liabilities to be Assumed by Buyer. Subject to the terms of this Article III and upon completion of the Closing, Buyer covenants and agrees to assume, fulfill, perform and in due course discharge, all obligations and liabilities resulting from, relating to, arising out of, or incurred in connection with the Subject Property arising in the ordinary course after the Closing Date. Further, Buyer covenants and agrees to assume, fulfill, perform and in due course discharge, all of Sellers’ and Bunker Hill’s obligations and liabilities related to the EPA Settlement Agreement Liabilities, which obligations and liabilities may arise pursuant to the EPA Settlement Agreement prior to or after the Closing Date, and include all of Placer’s obligations identified in Section 2 (titled “Remedial Action”) of Appendix A (titled “Statement of Work, Remedial Action Bunker Hill Mine Non-Populated Areas Operable Unit Bunker Hill Superfund Site”) to the UAO (the “UAO Liabilities”). Notwithstanding the foregoing, Buyer shall not assume any liability or obligation arising from or relating to a breach by Sellers of a representation, warranty or covenant set forth in this Agreement or for any Retained Liabilities.

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3.2 Liabilities to be Retained by Sellers. Subject to the terms of this Article III and upon completion of the Closing, Sellers covenant and agree to retain, fulfill, perform, and in due course discharge, all obligations and liabilities of any kind or character whatsoever resulting from, relating to, arising out of, or incurred in connection with the ownership and use of and operations conducted on the Subject Property prior to the Closing Date, including but not limited to all obligations created under the Water Rights, Permits, Property Appurtenances, Equipment and Personal Property, and Contracts (collectively, “Retained Liabilities”), other than the Crescent Litigation, the Silver Bowl Matter, the EPA Settlement Agreement Liabilities and the UAO Liabilities. Such Retained Liabilities retained by Sellers shall specifically include (without limiting the generality of the foregoing) the following, other than the EPA Settlement Agreement Liabilities:

(a) All claims arising from past or present (up to Closing) ownership, use, possession or condition of the Subject Property, including any breaches of any Contracts, Permits, and Water Rights;

(b) All liabilities and obligations for any reclamation, cleanup, abatement, or remedial requirements, and any fines or penalties and related costs for any violations of, or actions needed to achieve compliance with, laws and regulations governing the Subject Property or any operations conducted thereon, and the Permits, arising out of conditions having occurred in whole or in part prior to the Closing, other than Liabilities for which Buyer is responsible under the Lease-Option Agreement;

(c) All obligations to make payment of all royalties on minerals produced and sold from the Subject Property prior to the Closing Date; and

(d) Those Actions, if any, described on Schedule 4 and Schedule 9.

Article IV.
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Sellers. Sellers hereby represent and warrant that the items set forth below in this Section 4.1 are and shall be true and correct as of the Closing Date:

(a) Corporate Standing. Placer is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. Placer has the requisite corporate power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and to carry on its business as now being conducted.

(b) Authorizations; Binding Agreements. The execution, delivery and performance of this Agreement by Sellers and each conveyance, assignment, agreement, and of all of the other documents herein contemplated to be executed by Sellers, has been or will be duly authorized by all necessary corporate action. This Agreement and the conveyances, assignments, agreements, and other documents herein contemplated to be executed by Sellers are, or will be upon execution, legal, valid and binding obligations of Sellers, duly enforceable against Sellers in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity; do not and will not result in any violation of or be in conflict with the terms of Sellers’ certificates or articles of incorporation or bylaws; and subject to the consents which are necessary for transfer or assignment of certain rights or obligations, do not and will not violate or conflict with any permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Sellers or the Subject Property may be bound or encumbered.

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(c) No Actions Affecting Enforcement of the Agreement. With the exception of the Hopper Litigation, there are no Actions pending, or to the best of Sellers’ knowledge, threatened, against Sellers in any court, or administrative governmental body or agency which will affect the ability of Sellers to carry out or consummate the transaction contemplated by this Agreement.

(d) No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) violate any of the provisions of Sellers’ certificate or articles of incorporation or bylaws; (ii) result in the breach of, or constitute a default under, any material agreement or other material instrument to which Sellers are a party or by which any of Sellers’ properties or assets are bound; (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Sellers or Sellers’ properties or assets; or (iv) constitute an event that, with notice, lapse of time or both, would result in any such violation, breach or default.

(e) Approvals and Consents. With the exception of any potential EPA requirements, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, or any third party is required to be made or obtained by or with respect to Sellers in connection with Sellers’ execution, delivery or performance of this Agreement.

(f) Taxes. All Tax returns and reports relating to the Subject Property required by law (including, without limiting the scope of the foregoing, all federal, state, and local property tax, severance and franchise tax laws) to be filed by Sellers prior to the Closing have been duly filed or will be caused to be filed and the taxes due thereunder paid, if any. There are no Encumbrances for Taxes on the Subject Property, other than the Permitted Exceptions or those that will be satisfied prior to Closing.

(g) Brokers or Finders Fees. No obligation or liability, contingent or otherwise, for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement shall be imposed upon Buyer and Sellers will indemnify Buyer from any such obligation or liability, contingent or otherwise, for brokers or finders fees that may become due or owing as a result of Sellers’ actions.

(h) Encumbrances. Schedule 11 sets forth a true and correct list and description of all Encumbrances on the Subject Property, including, without limitation, all liens of any kind or nature. The consummation of the sale by Sellers shall not result in the imposition of any Encumbrance upon any of the Subject Property.

(i) Title to Subject Property. Schedule 1 sets forth all real property owned by Sellers, including all Mineral Rights listed on Schedule 3, all Surface and Mineral Parcels listed on Schedule 7, and all Property Appurtenances listed on Schedule 6. Sellers hold good, defensible and marketable title to the Real Property listed on Schedule 1, free and clear of any Encumbrances, except for Permitted Exceptions. Schedule 2 sets forth a true and complete list of all Contracts being transferred hereunder. Schedule 5 sets forth a true and complete list of all Permits being transferred hereunder. Schedule 8 sets forth a true and complete list of all Water Rights being transferred hereunder. Each Contract, Permit, Property Appurtenance, Water Right and other Subject Property, whether or not described in Schedules 2, 5, 6, and 8 is in good standing and no party is in material breach of the terms of such Contracts, Permits, Property Appurtenances, or Water Rights. All Subject Property is held by Sellers free and clear of any Encumbrances, except for Permitted Exceptions.

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(j) No Default of Orders, Etc. Sellers are not in default with respect to any order, judgment, writ, injunction, decree or award of any court or arbitrator that affects the Subject Property.

(k) Compliance with Laws and Regulations. Sellers are in compliance in all material respects with all Applicable Laws concerning the Subject Property and any operations conducted thereon. There is no outstanding written “Notices of Violation” or Action relative to the Subject Property or any operations conducted thereon except those disclosed on Schedule 4.

(l) Hazardous Materials. Other than the EPA Settlement Agreement Liabilities and as may be disclosed on Schedule 9, there are no Liabilities relating to Hazardous Materials and the Subject Property.

(m) Full Disclosure. No representation or warranty by Sellers in this Section 4.1 and no statement contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

4.2 Representations and Warranties of Buyer. Buyer represents and warrants that the items set forth below in this Section 4.2 are and shall be true and correct as of the Closing Date:

(a) Corporate Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho. Buyer has the requisite corporate power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and to carry on its business as now being conducted.

(b) Authorizations; Binding Agreements. The execution, delivery, and performance of this Agreement by Buyer and of all of the other documents herein contemplated to be executed by Buyer have been duly authorized by all necessary corporate actions. This Agreement and the other documents herein contemplated to be executed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity; do not and will not result in any violation of or be in conflict with the terms of Buyer’s organizational documents; and do not and will not violate or conflict with any permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound.

(c) No Brokers or Finders Fees. No obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement shall be imposed upon Sellers and Buyer will indemnify Sellers from any such obligation or liability, contingent or otherwise, for brokers or finders fees that may become due or owing as a result of Buyer’s actions.

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(d) No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate any of the provisions of its certificate or articles of incorporation or bylaws; (ii) result in the breach of, or constitute a default under, any material agreement or other material instrument to which it is a party or by which any of its properties or assets are bound; (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it or its properties or assets; or (iv) constitute an event that, with notice, lapse of time or both, would result in any such violation, breach or default.

(e) Approvals and Consents. With the exception of any potential EPA requirements, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, or any third party is required to be made or obtained by or with respect to it in connection with its execution, delivery or performance of this Agreement.

(f) Full Disclosure. No representation or warranty by Buyer in this Section 4.2 any certificate or other document furnished or to be furnished to Sellers pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article V.
COVENANTS

5.1 Interim Period Covenants.

(a) Sellers shall not, without the prior written consent of Buyer:

i. sell, dispose, mortgage, pledge, grant a security interest in, grant a license to or otherwise encumber the Subject Property;

ii. enter into any lease or other contract relating to the Subject Property;

iii. terminate or cancel (other than the termination, expiration or cancellation of a Contract in accordance with its terms), modify or amend in any material respect or take or fail to take any action which would entitle any party to any Contract to terminate or cancel (other than the termination, expiration or cancellation of a Contract in accordance with its terms), modify or amend any Contract; or

iv. encourage or solicit any offers or proposals for, initiate discussions or engage in negotiations with, agree, commit, or enter into any understanding to take any of the forgoing actions or enter into any arrangement having the economic effect of any of the foregoing actions.

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(b) None of the Sellers or any of their respective Affiliates or their respective representatives shall solicit, encourage, or enter into any letter of intent, contract or other agreement with any person (other than Buyer) concerning any offers to purchase, directly or indirectly, any part of the Subject Property including any joint venture or royalty transaction or similar arrangement, and none of the Sellers or any of their respective Affiliates or their respective representatives will initiate or participate in any discussions or negotiations with any person (other than Buyer) with respect to any such transactions or similar transactions, during the period commencing on the date hereof and ending on the termination of this Agreement.

(c) Buyer and Sellers agree that subject to Applicable Law, each shall provide the other prompt notice in writing of:

i. any notice or communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby;

ii. any notice or communication from any Government Authority in connection with the transactions contemplated hereby;

iii. any Action commenced or threatened against it which could impede or delay the consummation of the transactions contemplated hereby; and

iv. any failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement;

provided that the giving of any such notice shall not in any way change or modify the respective representations and warranties of Buyer or Sellers, or any covenants or conditions in favor of the Buyer or Sellers, contained in this Agreement or otherwise affect the remedies available to the Buyer and Sellers under this Agreement.

5.2 Joint Obligations. Buyer and Sellers agree to cooperate with each other following the Effective Date and to use reasonable efforts to obtain all Government Authority and third-party consents and approvals necessary to complete the transaction contemplated by this Agreement.

5.3 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

5.4 Confidentiality.

Any non-public information that Sellers shall obtain from Buyer or Bunker Hill in this Agreement and the transactions contemplated hereby with respect to Buyer or Bunker Hill shall be deemed confidential, and Sellers shall not disclose such information to any third party or use such information for any commercial purpose; provided, however, that: (i) Sellers may use and disclose any such information once it has been publicly disclosed (other than by Sellers in breach of its obligations under this Section) or which rightfully has come into the possession of Sellers (other than from Buyer); (ii) Sellers may disclose such information to its officers, directors, shareholders, agents, employees, representatives, advisors and lenders as necessary in connection with the transactions contemplated in this Agreement; and (iii) to the extent that Sellers may be required or may become compelled by Applicable Law to disclose any of such information, Sellers may disclose such information if Sellers shall have used all commercially reasonable efforts, and shall have afforded Buyer the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed.

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5.5 After-Acquired Title. If Sellers subsequently acquire any further right, title or interest in or to the Subject Property, including as a result of any amendment or relocation thereof, Sellers shall promptly provide Buyer with written notice thereof, and such right, title and interest shall, without payment of additional consideration, become part of the Subject Property subject to all of the terms and conditions of this Agreement.

Article VI.
POST-CLOSING OBLIGATIONS

6.1 Post-Closing Obligations of Sellers. Following Closing, Placer shall, or shall cause its President:

(a) To cooperate in orienting Buyer’s personnel to the Subject Property and its equipment and facilities;

(b) To the extent not already provided, use all commercially reasonable efforts to promptly following Closing, deliver or make available to Buyer originals or copies of the following (collectively, as set forth below, the “Subject Property Information”) and/or certify that all such materials have been provided, to the extent in Sellers’ possession or control:

i. any geotechnical, geological, mineral, engineering or similar studies or assessments for all or any part of the Subject Property;

ii. any agreements, contracts or leases, warranties, permits, guaranties, soils reports, geological reports or mineral surveys relating or pertaining to the Subject Property;

iii. any documents, information, reports, photographs or recordings concerning or relating to the “Environmental Condition” (as defined above) of all or any part of the Subject Property;

iv. any correspondence, approvals or other writings from any Government Authority, public body or other person or entity relating to the Subject Property (if any);

v. copies of any certificates, instruments, documents or agreements evidencing or pertaining to Water Rights, if any, appurtenant to the Subject Property or any Water Rights held, exercised or exercisable by Sellers in connection with the Subject Property; and

(c) Remove promptly any and all remaining trailers, non-functioning machinery and equipment (including automobiles), and other items stored or located on the Subject Property and not a part of this Agreement.

6.2 Publicity. No party will issue a news release or other announcements nor make any disclosure concerning the Agreement, except as may be required by law, without the prior written approval of the other party, which approval may not be unreasonably withheld, conditioned or delayed. Sellers understands that Buyer may make certain disclosures with potential investment bankers and brokers as well as investment funds and family offices about the existence of this Agreement. Sellers also understand that Buyer’s parent company, Bunker Hill, is a fully reporting company with the SEC and may be listed on the Canadian Stock Exchange and/or the TSX, all of which require disclosure of material events. In order to stay compliant with ongoing reporting requirements, the Buyer must disclose the material details of the Agreement and may be required to provide a copy of the Agreement to the public within a required period of time.

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6.3 Post-Closing Insurance. Sellers shall have no responsibility for providing insurance covering the Subject Property after the Closing. Buyer shall have the sole responsibility to provide insurance covering the Subject Property from and after the Closing Date.

6.4 Option-Lease Agreement. For avoidance of doubt, the Lease-Option Agreement shall remain in full force and effect until the Closing. If Closing does not occur, or this Agreement is terminated, the Lease-Option Agreement shall remain in full force and effect until natural expiration of the Lease-Option, which shall include all the option to purchase rights set forth therein, unamended by this Agreement.

6.5 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions contemplated by this Agreement. Without limiting the foregoing, Seller expressly covenants and agrees, as a post-Closing obligation, to work with Buyer to ensure that all real property interests owned by Seller in Shoshone County, Idaho (except for the property commonly referred to as the “Rock House”) is conveyed by Seller to Buyer. Additionally, Sellers and Buyer acknowledge and agree that the Title Company has discovered claims purportedly owned by Placer and listed on Schedule 12 hereto (the “Additional Potential Claims”), that such Additional Potential Claims are not listed on Schedule 3, that the Title Company is conducting ongoing research regarding such Additional Potential Claims, and that such research may not be completed by the Closing Date. Should any additional properties be identified after Closing, including any of those listed on Schedule 12 hereto, as having been omitted and/or should any other corrections be needed, Seller agrees to sign such additional conveyance documents and instruments, including Special Warranty Deeds in a form similar to those attached hereto, as presented by Buyer in order to convey all such property from Seller to Buyer.

Article VII.
CONDITIONS PRECEDENT TO CLOSING

7.1 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of the following conditions:

(a) No Government Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination award or other directive entered by or entered into with any Government Authority which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof; and

(b) There shall not be issued and in effect any Action prohibiting consummation of the transactions contemplated herein or which would result in any of the transactions contemplated herein being rescinded following consummation.

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7.2 Conditions Precedent to the Obligations of Sellers. The obligation of Sellers to consummate the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing, of the following conditions (any one or more of which may be expressly waived by Sellers solely in writing):

(a) The representations and warranties of Buyer contained herein shall have been true and correct when made and shall be true and correct as of the Closing with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date).

(b) Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Buyer prior to or at Closing.

(c) Buyer shall have presented to Seller a fully executed Amended EPA Settlement Agreement signed by all such parties to the agreement;

(d) All deliveries by Buyer set forth in Section 8.2 shall have been made.

7.3 Conditions Precedent to the Obligations of Buyer. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing, of the following conditions (any one or more of which may be expressly waived by Buyer solely in writing):

(a) Buyer shall have obtained any required government approvals or necessary third-party consents.

(b) Sellers shall have satisfied and removed, to the satisfaction of the Title Company and Buyer, all requirements for issuance of the Title Insurance Policy as disclosed in Section I-Schedule B to the Commitment for Title Insurance identified as File No. 630751-WA, Seventeenth Commitment, prepared by First American Title Company, 2 E. Mullan, Kellogg, ID with a Commitment Date of September 17, 2021 (the “Title Commitment”); and Buyer shall be satisfied, in its sole and absolute discretion, that the Title Insurance Policy will be issued upon the Closing subject only to the Permitted Exceptions and shall be in a form, inclusive of endorsements thereto, required by Buyer in its sole and absolute discretion.

(c) The representations and warranties of Sellers contained herein shall have been true and correct when made and shall be true and correct as of the Closing with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct as of that specified date)..

(d) Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Sellers prior to or at Closing.

(e) The Title Insurance Policy shall be issued at the Closing, dated as of the Closing Date, subject to no Encumbrances or exceptions other than the Permitted Exceptions.

(f) All actions and deliveries by Sellers set forth in Section 8.2 shall have been made.

7.4 Waiver. In the event that Sellers or Buyer, as applicable, elect to waive any condition precedent to Closing as set forth in Sections 7.1, 7.2 or 7.3 above, and proceed to Closing, such Party shall have no further recourse against the other Party for the condition so waived.

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Article VIII.
CLOSING

8.1 Time and Place of Closing. Unless otherwise extended by the Parties, the closing of the transaction contemplated by this Agreement (the “Closing”) shall be on or before the Termination Date at the offices of First American Title Company, 2 E Mullan, Kellogg, Idaho 83837, or at such other time or place as the Parties shall mutually agree in writing (the “Closing Date”).

8.2 Actions at Closing. At the Closing, the following events shall occur, each being a condition precedent to the other and each being declared to have occurred simultaneously with the other:

(a) The Escrow Agent shall deliver to Buyer the Special Warranty Deed, the Special Warranty Deed – Water Rights, and the Bill of Sale and Assignment.

(b) Sellers shall deliver original executed copies of any required consents to the assignment of Permits, Equipment and Personal Property, Contracts, and Property Appurtenances.

(c) Sellers and Buyer shall execute and deliver such documents (including, without limitation, corporate resolutions (including approval of this Agreement and the transactions contemplated hereby by the board of directors and shareholders of Placer), and authorizations, bring down certificates, closing statements reflecting the adjustments, payments and credits described in this Agreement) and further, take such other actions as are reasonably necessary and appropriate, to effectuate the Closing in accordance with this Agreement.

(d) The Title Insurance Policy shall be issued at the Closing, dated as of the Closing Date, and shall be subject to no Encumbrances or exceptions other than the Permitted Exceptions, and the Title Company or Sellers shall provide to Buyer evidence of the removal of all Encumbrances or exceptions to title on the Subject Property (with exception of the Permitted Exceptions).

(e) Contingent on the review and satisfaction to the form and content of the documents held by the Title Company by Buyer’s lender(s) and/or investor(s), Buyer shall deliver to Sellers the Cash Payment (plus or minus all Closing Date Adjustments) on the Closing Date, by transferring the amount thereof in immediately available funds, by bank-to-bank wire transfer to the Escrow Agent.

(f) Contingent on the review and satisfaction to the form and content of the documents held by the Title Company by Buyer’s lender(s) and/or investor(s), Buyer shall, or shall cause the Title Company to, deliver to Atlas the Atlas Cash Payment due on the Closing Date, by transferring the amount thereof in immediately available funds, by bank-to-bank wire transfer to the account designated by Atlas.

(g) Contingent on the review and satisfaction of the Closing Date Deductions, Buyer shall, or shall cause the Escrow Agent or Title Company to, deliver to each payee of a Closing Date Deduction, the amount due to such payee.

(h) The Title Company shall issue to Buyer, at Buyer’s expense, an ALTA standard coverage owner’s policy of title insurance (the “Title Insurance Policy”) in an amount to be determined by the Buyer, naming Buyer as the insured and insuring that, as of the Closing, marketable, indefeasible, fee simple title (both legal and equitable) in and to the insurable portion of the Real Property is vested in Buyer, subject only to the Permitted Exceptions.

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(i) The Escrow Agent, in accordance with the terms and conditions of this Agreement, shall record in the official real estate records of Shoshone County, Idaho, and deliver the Special Warranty Deed, the Special Warranty Deed – Water Rights, and the Bill of Sale and Assignment to Buyer and, concurrently therewith, disburse the Purchase Price to Sellers (subject to the credits and adjustment described in this Agreement).

Article IX.
TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing, as follows:

(a) by the mutual written consent of Buyer and the Sellers;

(b) by the Sellers, on the one hand, or Buyer, on the other hand, by written notice to the other if any Governmental Authority of competent jurisdiction shall have issued a Governmental Order or taken any other action (which Governmental Order or such action the parties hereto shall use their commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the consummation of the Transaction, and such Governmental Order or other action shall have become final and non-appealable;

(c) by either the Sellers, on the one hand, or Buyer, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before the 30th day after the Effective Date (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(d) by the Sellers, if the Sellers are not then in material breach of any term of this Agreement, upon written notice to Buyer if (i) there occurs a material breach of any representation, warranty or covenant of Buyer contained in this Agreement, which breach would cause either of the closing conditions set forth in Sections 7.3 to not be satisfied at Closing and (ii) such breach is either not capable of being cured or has not been cured by the earlier of (A) the Termination Date and (ii) within 30 days following delivery of notice of such breach to Buyer; or

(e) by Buyer, if Buyer is not then in material breach of any term of this Agreement, upon written notice to the Sellers if (i) there occurs a material breach of any representation, warranty or covenant of the Sellers contained in this Agreement, which breach would cause either of the closing conditions set forth in Sections 7.2 to not be satisfied at Closing; and (ii) such breach is either not capable of being cured or has not been cured by the earlier of (A) the Termination Date and (B) within 30 days following delivery of notice of such breach to the Company.

9.2 Effect of Termination. In the event of the valid termination of this Agreement pursuant to and in accordance with Section 9.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Buyer or the Sellers, or any of their respective directors, officers, employees, partners, managers, members, stockholders or other representatives, and all rights and obligations of any party hereto shall cease, except that the provisions of this Section 9.2 and Article XII shall survive the termination of this Agreement; provided, however, that nothing herein nor any such termination shall relieve or limit any Party from liability resulting from fraud, criminal misconduct, gross negligence, intentional or willful misrepresentation or intentional or willful breach of this Agreement, or any breach of such party’s representations, warranties, covenants or agreements contained herein prior to such termination. Upon termination of this Agreement for any reason, the Lease-Option shall remain in full force and effect.

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Article X.
CROSS INDEMNIFICATION

10.1 Obligations of Sellers. Sellers shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates and its and their respective directors, officers, employees, agents and representatives from and against any and all claims, demands or suits (by any party, including without limitation, any Government Authority), losses, liabilities, damages, obligations, payments (excluding incidental and consequential damages), costs and expenses (including, without limitation, the original documented, out-of-pocket costs and expenses of defending any and all actions, suits, proceedings, demands and assessments which shall include reasonable attorneys’ fees and court costs) resulting from, relating to, arising out of, or incurred in connection with any of the following:

(a) Any breach by Sellers of any of Sellers’ representations, covenants and warranties contained in this Agreement;

(b) Other than in connection with the EPA Settlement Agreement Liabilities and the UAO Liabilities, any claims by third parties based on Sellers’ conduct that took place prior to the Closing Date[, with the exception of the Crescent Litigation, EPA Settlement Liabilities, UAO liabilities and the Silver Bowl Matter]1; and

(c) All liabilities and obligations retained by Sellers under this Agreement.

10.2 Obligations of Buyer. Buyer shall indemnify, defend, and hold harmless Sellers, and its and their respective directors, officers, agents, representatives, and employees, from and against any and all claims, demands, or suits (by any party including, without limitation, any Government Authority), losses, liabilities, damages, obligations, payments (excluding incidental and consequential damages), costs and expenses (including, without limitation, the original documented, out-of-pocket costs of defending any and all actions, suits, proceedings, demands and assessment which shall include reasonable attorneys’ fees and court costs) resulting from, relating to, arising out of or incurred in connection with any of the following:

(a) Any breach by Buyer of any of Buyer’s representations, covenants and warranties contained in this Agreement;

(b) The EPA Settlement Agreement Liabilities, UAO Liabilities, Silver Bowl Matter and the Crescent Litigation, whether arising before or after Closing;

1 Note to Draft: Bracketed provision to be removed if Motion to Dismiss is granted before the Effective Date.

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(c) any claims by third parties based on Buyer’s conduct that took place on or after the Closing Date; and

(d) All obligations and liabilities assumed by Buyer under this Agreement.

10.3 Indemnity Procedures.

(a) Notwithstanding any provision to the contrary included in this Article X, each Party waives the right, for itself and its respective Affiliates, to be indemnified by the other Party to the extent of any insurance proceeds or other recovery it receives (not including deductibles paid or owed prior to reimbursement by insurance) with respect to the liabilities for which indemnification would otherwise be required hereunder. For the purposes of this paragraph, insurance proceeds shall not include any payments received pursuant to an insurance program under which the Party seeking indemnification, or an Affiliate of such Party, bears the ultimate cost. The Parties agree to use commercially reasonable efforts to recover under insurance policies for any liabilities for which indemnification would otherwise be required hereunder prior to seeking indemnification under this Agreement.

(b) A Party claiming indemnification under this Article X (the “Indemnitee”) shall notify in writing the Party from whom indemnification is claimed (the “Indemnitor”) in reasonable detail of the nature, basis and estimated amount of the claim within a reasonable time after discovery by the Indemnitee of the basis therefore or the assertion thereof by a third party against the Indemnitee. Notice of a claim filed in any court or administrative agency, or submitted to arbitration, shall be given to the Indemnitor within ten (10) days of the Indemnitee’s receipt of knowledge of such filing but failure to provide notice within the ten (10) days shall not result in forfeiture of indemnification rights except to the extent that the ability of the Indemnitor to defend against the claim is materially impaired. In the event of such notice by the Indemnitee to the Indemnitor of a third-party claim, the Indemnitor shall have the lesser of twenty (20) days after receipt thereof or three (3) days before the date on which an answer is due, in which to admit or deny responsibility for indemnification of the Indemnitee by written notice to the Indemnitee, and:

i. as to claims with respect to which the Indemnitee and the Indemnitor may share responsibility, each Party may elect to participate in the defense of the claim through counsel of its choice and at its expense, and neither Party shall settle or compromise the claim without the consent of the other;

ii. if the Indemnitor denies responsibility or fails to admit or deny responsibility for a claim within the applicable timeframe, the Indemnitee shall have the right to defend the claim, including the right to settle or compromise the claim, by counsel of its choice without waiving any claim(s) of breach against the Indemnitor for damages caused by the Indemnitor’s failure to defend and indemnify as set forth in this Agreement; and

iii. except with respect to a claim as to which the Indemnitee and the Indemnitor share responsibility, if the Indemnitor admits responsibility for indemnification, the Indemnitor may at the same time elect to control the defense of the claim by counsel of its choice and at its expense, which counsel shall consult with the Indemnitee or its counsel at the Indemnitee’s expense, and except as limited herein shall in such case have the right to settle or compromise the claim as the Indemnitor deems fit, and the Indemnitee shall cooperate in such defense and agree to and accept any money settlement or compromise approved by the Indemnitor. If the Indemnitor does not so elect to control the defense, the Indemnitee shall appear and defend the claim by counsel of its choice, and the Indemnitor may participate in such defense by counsel of its choice at its expense, which counsel shall be consulted by and shall assist counsel for the Indemnitee, in which case the Indemnitor shall reimburse the Indemnitee for its reasonable legal fees and expenses on a monthly basis.

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10.4 Monetary Limitations.

(a) As used in this Agreement, “Losses” shall mean any losses, claims, damages, liabilities, costs and expenses against which a Party hereto is required to indemnify another Party pursuant to this Article X. Neither Party shall have the obligation to indemnify the other pursuant to Section 10.1 or 10.2, as the case may be, unless and until the aggregate of all such individual Losses incurred or sustained by all Buyer Indemnitees or Sellers Indemnitees (as the case may be) exceeds $50,000 and then only for the excess over $50,000.

(b) Any recovery shall be (i) limited to the Losses actually incurred (after giving effect to the present value benefit, realized or realizable by the Indemnitee in connection with or as a result of the incurrence of the Loss for which the indemnity payment is to be made) and shall not include punitive damages, indirect damages, or consequential damages (including, without limitation, lost profits) incurred by the Indemnitee (except to the extent payable to third parties), and (ii) net of insurance proceeds received by the Indemnitee. The foregoing limitations shall apply before application of the monetary limitations specified in Section 10.4(a). If the amount to be netted hereunder from any payment by the Indemnitor is determined after payment by the Indemnitor of any amount otherwise required to be paid pursuant to this Article X, the Indemnitee shall repay to the Indemnitor, promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Article X had such determination been made at the time of such payment.

Article XI.
REMEDY PROCEDURES AND SURVIVAL

11.1 Procedure. Written notice of any claim shall be given by a Party (for purposes of this Article XI the “claiming party”) to the other party (for purposes of this Article XI the “Defaulting Party”) as soon as reasonably practicable after the claiming party becomes aware thereof and, if the claim in question is as a result of or in connection with a liability to or from, or a dispute with, any other third party, the claiming party shall take reasonable steps in connection with such liability or dispute so as to recover or minimize or resolve such liability or dispute. The claiming party shall give to the Defaulting Party full facilities to investigate the subject matter of the claim and, at the written request of the Defaulting Party, to allow it at its own expense to participate in, or have the control of (with counsel as it may elect), all proceedings of whatsoever nature against the relevant third party arising out of, or in connection with, such liability or dispute, in the name of the claiming party as it may consider necessary in order to mitigate any such claim. The claiming party shall not accept or pay or compromise any such liability or claim without the consent of the Defaulting Party.

11.2 Survival. Subject to the provisions of this Article XI, all of the warranties, covenants and agreements of the Parties contained in this Agreement and in any certificates or documents delivered at Closing in connection with the transactions contemplated hereby shall survive Closing of this transaction.

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11.3 Exclusive Remedy. From and after the Closing, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with Article X and XI. Notwithstanding the foregoing, this Section 11.3 shall not operate to limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief).

Article XII.
MISCELLANEOUS

12.1 Assignment. This Agreement shall not be assigned in whole or in part by either Party without the consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed. Notwithstanding the foregoing, either Party shall be permitted to assign this Agreement to an Affiliate upon written notice to the other.

12.2 Notices. All notices, payments and other communications to the Parties under this Agreement must be in writing, and shall be addressed respectively as follows:

Sellers:	Placer Mining Corporation
P.O. Box 29
Kellogg, Idaho 83837
Attn: Dave Kriedeman, President

William and Shirley Pangburn
12450 176th Avenue SE
Renton, WA 98059-6509

With a copy to: Law Office of John H. Guin PLLC
P.O. Box 31210
Spokane, WA 99223
Attn: John Guin

Buyer:	Silver Valley Metals Corp.
c/o Bunker Hill Mining Corp.
82 Richmond Street East
Toronto, Ontario, Canada M5C 1P1
Attn: Sam Ash, President

With a copy to:	Lyons O’Dowd, PLLC
P.O. Box 131
Coeur d’Alene, Idaho 83816
Attn: Luke O’Dowd

All notices shall be given (1) by personal delivery to the Party, or (2) certified or registered mail, return receipt requested. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, and (ii) if by certified or registered mail, on the date delivered to the United States Postal Service as shown on the receipt. A Party may change its address from time to time by notice to the other Party.

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12.3 Expenses and Fees. Each Party agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by it in connection with the negotiation of this Agreement and the consummation of the transaction contemplated herein.

12.4 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.5 Waiver. Buyer or Sellers, by written notice to the other, may: (a) extend a time for performance of any of the obligations or other actions of the other Party under this Agreement; (b) waive by express written instrument any inaccuracy in the representations or warranties of the other Party contained in this Agreement or any document delivered pursuant to this Agreement; (c) waive by express written instrument any compliance with the conditions or covenants of the other Party contained in this Agreement; or (d) waive or modify by express written instrument or agreement performance of any of the obligations performed by the other Party under this Agreement. Except as provided in this section, no action taken pursuant to this Agreement (including without limitation the acts taken at the Closing) shall be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and shall not operate or be construed as a waiver of any subsequent breach of a similar or dissimilar nature.

12.6 Entire Agreement.

12.6.1 This Agreement (together with the schedules hereto), all of which are incorporated herein and made a part hereof by this reference): (a) supersedes any other agreements, whether written or oral, that may have been made or entered into by any of the Parties (or by any director, officer or representative of such parties) relating to the matter contemplated hereby (including the Lease-Option Agreement); and (b) constitutes the entire agreement by and between the Parties, and there are no representations, warranties, covenants, agreements or commitments except as expressly set forth herein. Notwithstanding the above, Buyer will have all rights under the Lease-Option Agreement during the period between the execution of this Agreement and the Closing Date, and after the Closing shall maintain the rights (which right shall survive the closing of escrow) to purchase the Rock House Parcel pursuant to the terms therein.

12.6.2 Notwithstanding the natural expiration of the Lease-Option Agreement pursuant to the exercise of the option at the time of Closing, Sellers shall provide all reasonable assistance to Buyer in its efforts to effectuate an option to purchase the property commonly known as the Rock House Parcel, currently held in title by the Estate of Robert Hopper and subject to the Lease-Option Agreement.

12.7 Amendments. This Agreement may be amended or supplemented at any time only by an additional written agreement executed by the Parties.

12.8 Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, which provisions shall be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

23

12.9 Independent Legal Advice. Each of the Parties acknowledges that it has read, understands and agrees with all of the provisions of this Agreement (including the Schedules hereto), acknowledges that it has had the opportunity to obtain independent legal advice with respect to this Agreement, and agrees that the terms are fair and reasonable.

12.10 Governing Law and Venue. This Agreement and the legal relations among the Parties shall be governed by and construed in accordance with the substantive laws of the State of Idaho without giving effect to the principles of conflict of laws thereof. In the event suit or action is instituted to interpret or enforce the terms of this Agreement or to rescind this Agreement, such action shall be brought in the courts situated in Kootenai or Shoshone County, Idaho.

12.11 Execution and Counterparts. This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same agreement.

12.12 Titles and Headings. Titles and headings to paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.13 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity other than the Parties and their successors and assigns any right or remedies by reason of this Agreement as a third-party beneficiary or otherwise.

12.14 Further Assurances. The Parties agree from time to time to execute such additional documents as are necessary to effect the intent of the Parties as manifested by this Agreement.

12.15 Attorneys’ Fees. In the event suit or action is instituted to interpret or enforce the terms of this Agreement or to rescind this Agreement, the prevailing Party shall be entitled to recover from the other Party such sum as the court may adjudge reasonable as attorneys’ fees at trial, on any appeal, and on any petition for review, and in any bankruptcy proceedings related to this Agreement, in addition to all other sums provided by law.

12.16 Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

24

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives the day and year first above written.

SELLERS:	BUYER:

PLACER MINING CORPORATION	SILVER VALLEY METALS CORP.
A Nevada Corporation	An Idaho Corporation

/s/ Dave Kriedeman	/s/ Sam Ash
David Kriedeman, President	Sam Ash, President

/s/ William Pangburn
William Pangburn

/s/ Shirley Pangburn
Shirley Pangburn

25

JOINDER BY ESCROW AGENT

Escrow Agent (as defined in Section 2.3) hereby acknowledges that it has received this Agreement executed by the Sellers and Buyer and accepts the obligations of and instructions for the Escrow Agent set forth herein. Escrow Agent agrees to disburse and/or handle the Purchase Price and all Closing documents in accordance with this Agreement.

Dated: _____________, 2021

First American Title Company

By:
Name:
Title:

26

SCHEDULE NO. 1

REAL PROPERTY

The “Real Property” means all Mineral Rights listed on Schedule 3; all Surface and Mineral Parcels listed on Schedule 7; and all Property Appurtenances listed on Schedule 6.

27

SCHEDULE NO. 2

CONTRACTS

None.

28

SCHEDULE NO. 3

MINERAL RIGHTS

PARCEL 1:

Reeves, M.S. 1412 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 8, Deeds, at page 66.

PARCEL 2:

Packard, M.S. 1413 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 193.

PARCEL 3:

Quaker, M.S. 1414 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 388.

PARCEL 4:

Danish, M.S. 1503 Amended Patented Mining Claim situated in Yreka Mining District in

Section 2, Township 48 north, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded as Instrument No. 209774, records of Shoshone County, State of Idaho.

PARCEL 5:

Alfred and Maggie, M.S. 1628 Patented Mining Claims situated in Yreka Mining District in

Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 247.

PARCEL 6:

Princess, M.S. 1633 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 301.

PARCEL 7:

Royal Knight and Silver King, M.S. 1639 Amended Patented Mining Claims situated in Yreka

Mining District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County,

State of Idaho. Patent recorded in Book A, Patents, at page 304.

PARCEL 8:

Phillippine, M.S. 1663 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 322.

PARCEL 9:

Harrison, M.S. 1664 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 307.

PARCEL 10:

Ninety-Six (96), M.S. 1715 Patented Mining Claim situated in Yreka Mining District in Section

11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 349.

29

PARCEL 11:

Lydia Fraction, Mabel, Manila, O.K., O.K. Western, Sunny and Whippoorwill, M.S. 1723

Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North,

Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 28, Deeds, at page 446.

PARCEL 12:

William Lambert Fraction, M.S. 1945 Patented Mining Claim situated in Yreka Mining District in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho.

Patent recorded in Book 1, Deeds, at page 580.

PARCEL 13:

Band, M.S. 2507 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 41, Deeds, at page 251.

PARCEL 14:

Maine, M.S. 2626 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 45, Deeds, at page 180.

PARCEL 15:

Venture, M.S. 3164 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 62, Patents, at page 72.

PARCEL 16:

Goth, L-2, L-3 M. S. 3214 Patented Mining Claims Patent Mining Claim situated in Yreka

Mining District in Sections 2 and 9, Township 48 North, Range 2 East, B.M., Shoshone

County, State of Idaho. Patent recorded in Book 64, Deeds, at page 284.

PARCEL 17:

Castle, M.S. 3503 Patented Mining Claim situated in Yreka Mining District in Section 17,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 96, Deeds, at page 356.

PARCEL 18:

Silver King Millsite, M.S. 3563 Patented Mining Claim situated in Yreka Mining District in

Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 123, Deeds, at page 166.

PARCEL 19:

Tyler, M.S. 546 Amended Patented Mining Claim situated in Yreka Mining District in Section

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 34, Deeds, at page 546

PARCEL 20:

Emma, M.S. 550 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded as Instrument No. 209775, records of Shoshone County, State of Idaho.

PARCEL 21:

Last Chance, M. S. 551 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 1, Deeds, at page 433

30

PARCEL 22:

Sierra Nevada, M.S. 554 Patented Mining Claim situated in Yreka Mining District in Section

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 1, Deeds, at page 358.

PARCEL 23:

Viola, M.S. 562 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 619.

PARCEL 24:

Oakland, M.S. 569 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 235.

PARCEL 25:

Jackass, M.S. 586 Amended Patented Mining Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 75.

PARCEL 26:

Lackawana, M.S. 614 Patented Mining Claim situated in Yreka Mining District in Section 13,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 6, Patents, at page 260.

PARCEL 27:

Skookum, M.S. 615 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book X, Deeds, at page 313

PARCEL 28:

Rolling Stone, M.S. 619 Patented Mining Claim situated in Yreka Mining District in Section

18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 38, Deeds, at page 484.

PARCEL 29:

Fairview, M.S. 621 Patented Mining Claim situated in Yreka Mining District in Section 18,

Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 301.

PARCEL 30:

San Carlos, M.S. 750 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 535.

PARCEL 31:

Ontario Fraction, M.S. 755 Patented Mining Claim situated in Yreka Mining District in Section

11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 382.

PARCEL 32:

Sold Again Fraction, M.S. 933 Patented Mining Claim situated in Yreka Mining District in

Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 9, Deeds, at page 207.

31

PARCEL 33:

Republican Fraction, M.S. 959 Patented Mining Claim situated in Yreka Mining District in

Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 301.

PARCEL 34:

Likely, M.S. 1298 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book B, Patents, at page 25.

PARCEL 35:

Apex, Rambler and Tip Top, M.S. 1041 Patented Mining Claim situated in Yreka Mining

District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book A, Patents, at page 139.

PARCEL 36:

Butte, Cariboo, Good Luck, Jersey Fraction and Lilly May, M.S. 1220 Patented Mining Claim

situated in Yreka Mining District in Sections 11 and 12, Township 48 North, Range 2 East,

B.M., Shoshone County, State of Idaho. Patent recorded in Book 24, Deeds, at page 23.

PARCEL 37:

Mabundaland, Mashonaland, Matabelaland, Stopping and Zululand, M.S. 1227 Patented

Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2

East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 38, Deeds, at page

481.

PARCEL 38:

Alla, Bonanza Fraction, East, Ironhill, Lacrosse, Miners Delight, No Name, Ollie McMillin,

Schofield, Sullivan Extension and Summit, M.S. 1228 Patented Mining Claim situated in

Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., and in Section

18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 301.

PARCEL 39:

Allie, Blue Bird, Bought Again, Josie, Maple, Offset, Rookery and Susie, M.S. 1229 Patented

Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2

East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 20, Deeds, at page

580.

PARCEL 40:

Hornet M.S. 1325 Amended Patented Mining Claim situated in Yreka Mining District in

Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 607.

PARCEL 41:

King, M.S. 1325 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 295

Parcel 42:

Sampson, M.S. 1328 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 196.

32

PARCEL 43:

Comstock, Daisy, Dandy, Jessie, Julia, Justice, Ophir and Walla Walla, M.S. 1345 Patented

Mining Claim situated in Yreka Mining District in Section 18, Township 48 North, Range 3

East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 20, Deeds, at page

584.

PARCEL 44:

Lucky Chance, M.S. 1349 Patented Mining Claim situated in Yreka Mining District in Section

18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 15, Deeds, at page 494.

PARCEL 45:

Excelsior, M.S. 1356 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 157.

PARCEL 46:

No. 1, No. 2, No. 3 and No. 4, M.S. 1357 Patented Mining Claim situated in Yreka Mining

District in Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 18, Deeds, at page 234.

PARCEL 47:

Carter, Coxey, Deadwood, Debs, Hamilton, Hard Cash and Nevada, M.S. 1466 Patented

Mining Claim situated in Yreka Mining District in Sections 11 and 14, Township 48 North,

Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 20, Patents,

at page 577.

PARCEL 48:

Arizona, M. S. 1488 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 199.

PARCEL 49:

Wheelbarrow, M.S. 1526 Patented Mining Claim situated in Yreka Mining District in Section

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 442.

PARCEL 50:

New Era, M.S. 1527 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 478.

PARCEL 51:

Hamilton Fraction, M.S. 1619 Patented Mining Claim situated in Yreka Mining District in

Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 289.

PARCEL 52:

Berniece, Mountain King, Mountain Queen, Southern Beauty and Waverly, M.S. 1620

Patented Mining Claim situated in Yreka Mining District in Section 14, Township 48 North,

Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 292.

33

PARCEL 53:

Good Enough, M.S. 1628 Patented Mining Claim situated in Yreka Mining District in Section

2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book A, Patents, at page 247.

PARCEL 54:

McLelland, M.S. 1681 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 622

PARCEL 55:

Stemwinder, M.S. 1830 Patented Mining Claim situated in Yreka Mining District in Section

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 35, Deeds, at page 437.

PARCEL 56:

Utah, M.S. 1882 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 415.

PARCEL 57:

Butternut and Homestake, M.S. 1916 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho.

Patent recorded in Book 38, Deeds, at page 434.

PARCEL 58:

Overlap, M.S. 2052 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 532.

PARCEL 59:

Bee, Combination, Hawk, Idaho, Iowa, Oregon, Scorpion Fraction and Washington, M.S.

2072 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48

North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 33,

Deeds, at page 459.

PARCEL 60:

Eighty-Five (85), Iowa No. 2, K-10, K-11, K-12, K-13, K-16, K-17, K-18, K-19, K-20, K-21, K-

22, K-23, K-28, K-29, K-30, K-31, K-32, K-39, Minnesota, Missouri No. 2, Ninety-One (91)

and Ninety-two (92), M.S. 2077 Patented Mining Claim situated in Yreka Mining District in

Sections 14, 15 and 22, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 34, Patents, at page 425.

PARCEL 61:

Chain, M.S. 2078 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 38, Deeds, at page 432.

PARCEL 62:

K-1, K-2, K-3, K-4, K-5, K-6, K-7, K-8, K-9, K-14, K-15, K-24, K-25, K-26, K-27, K-33, K-34, K-

35, K-36, K-37, K-38, Kansas, Missouri and Texas, M.S. 2080 Patented Mining Claim situated in Yreka Mining District in Sections 14 and 23, Township 48 North, Range 2 East, B.M.,

Shoshone County, State of Idaho. Patent recorded in Book 34, Patents, at page 440.

34

PARCEL 63:

Bear, Black, Brown, Dewey, Ito, Oyama, S-1, S-2, S-3, S-4, S-5, S-6, S-7, S-8, S-9, S-10, S-11,

S-12, S-13, Sampson, Sarnia and Star, M. S. 2081 Patented Mining Claim situated in Yreka

Mining District in Sections 13, Township 48 North, Range 2 East, B.M., Shoshone County,

State of Idaho. Patent recorded in Book 34, Patents, at page 456.

PARCEL 64:

Sims, M.S. 2186 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book B, Patents, at page 23.

PARCEL 65:

Lincoln, M.S. 2187 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 40, Deeds, at page 126.

PARCEL 66:

Brooklyn, New Jersey and Schute Fraction, M.S. 2201 Patented Mining Claim situated in

Yreka Mining District in Section 10, Township 48 North, Range 2 East, B.M., Shoshone

County, State of Idaho. Patent recorded in Book 38, Deeds, at page 52.

PARCEL 67:

Cheyenne, M.S. 2249 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 42, Deeds, at page 505.

PARCEL 68:

Buckeye, M.S. 2250 Patented Mining Claim situated in Yreka Mining District in Section 13,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho.

PARCEL 69:

Timothy Fraction, M.S. 2274 Patented Mining Claim situated in Yreka Mining District in

Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 43, Deeds, at page 36.

PARCEL 70:

Confidence and Flagstaff, M.S. 2328 Patented Mining Claim situated in Yreka Mining District in Section 12, Township 48 North, Range 2 East, B.M., and in Section 7, Township 48 North,

Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book B, Patents, at page 27.

PARCEL 71:

Norman, M.S. 2368 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 41, Deeds, at page 410.

PARCEL 72:

Grant, M.S. 2369 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 41, Deeds, at page 408.

PARCEL 73:

Cypress, M.S. 2429 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 41, Deeds, at page 255.

35

PARCEL 74:

Hickory and Spruce Fraction, M.S. 2432 Patented Mining Claim situated in Yreka Mining

District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 41, Deeds, at page 253.

PARCEL 75:

Helen Marr and Hemlock, M.S. 2452 Patented Mining Claim situated in Yreka Mining District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 41, Deeds, at page 415.

PARCEL 76:

Spokane, M.S. 2509 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 41, Deeds, at page 305.

PARCEL 77:

Heart, Jack, Key, Queen and Teddy, M.S. 2511 Patented Mining Claim situated in Yreka

Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County,

State of Idaho. Patent recorded in Book 45, Deeds, at page 21.

PARCEL 78:

Ace, Club, Diamond, Nellie, Roman and Spade, M.S. 2583 Patented Mining Claim situated in

Yreka Mining District in Sections 11 and 12, Township 48 North, Range 2 East, B.M.,

Shoshone County, State of Idaho. Patent recorded in Book 47, Deeds, at page 196.

PARCEL 79:

Brady, M.S. 2584 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 43, Deeds, at page 135.

PARCEL 80:

A, B, C, D, E, F, Drew, Edna, Emily Grace, Foster, K-40, Lilly, Medium, Missing Link, No. 1, No.

2, Peak, Penfield, Sliver, Snowline, Yreka No. 10, Yreka No. 11, Yreka, No. 12, Yreka No. 13,

Yreka No. 14, Yreka No. 15, Yreka No. 16, Yreka No. 17, Yreka no. 18, Yreka No. 19, Yreka

No. 20, Yreka no. 21, Yreka No. 22, Yreka No. 23, Yreka No. 24, Yreka No. 25 and Yreka No.

26, M.S. 2587 Patented Mining Claim situated in Yreka Mining District in Sections 13, 24 and

25, Township 48 North, Range 2 East, B.M., and in Sections 19 and 30, Township 48 North,

Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 57, Deeds, at page 597 and in Book 57, Deeds, page 85.

PARCEL 81:

Boer and Grant, M.S. 2599 Patented Mining Claim situated in Yreka Mining District in Section

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 45, Deeds, at page 27.

PARCEL 82:

Asset, Childs, Eli, Evans, Gun, Nick, Ox, Ruth, Sherman, Simmons, Taft and Yale, M.S. 2611

Patented Mining Claim situated in Yreka Mining District in Sections 12 and 13, Township 48

North, Range 2 East, B.M., and in Section 18, Township 48 North, Range 3 East, B.M.,

Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 99.

PARCEL 83:

African, Gus, Roy and Trump, M.S. 2624 Patented Mining Claim situated in Yreka Mining

District in Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 43, Deeds, at page 561.

36

PARCEL 84:

Kirby Fraction, McClellan, Miles and Pitt, M.S. 2654 Patented Mining Claim situated in Yreka

Mining District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County,

State of Idaho. Patent recorded in Book 47, Deeds, at page 632.

PARCEL 85:

Bonanza King Millsite, M.S. 2868 Patented Mining Claim situated in Yreka Mining District in

Section 8, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 61, Deeds, at page 112.

PARCEL 86:

Flagstaff No. 2, Flagstaff No. 3, Flagstaff No. 4, Scelinda No. 1, Scelinda No. 2, Scelinda No. 3,

Scelinda No. 4, Scelinda No. 5, Scelinda No. 7 and Scelinda No. 8, M.S. 2921 Patented Mining

Claim situated in Yreka Mining District in Sections 1 and 12, Township 48 North, Range 2

East, B.M., and in Section 7, Township 48 North, Range 3 East, B.M., Shoshone County, State

of Idaho. Patent recorded in Book 59, Deeds, at page 120.

PARCEL 87:

Ethel, Katherine, Manchester, McRooney, Stuart No. 2, Stuart No. 3, Sullivan and

Switzerland, M.S. 2966 Patented Mining Claim situated in Yreka Mining District in Sections

10 and 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 56, Deeds, at page 482.

PARCEL 88:

Hoover No. 1, Hoover No. 2, Hoover No. 3, Hoover No. 4 and Hoover No. 5, M.S. 2975

Patented Mining Claim situated in Yreka Mining District in Sections 13 and 14, Township 48

North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 56,

Deeds, at page 490.

PARCEL 89:

Adath, Alykris, Anna Laura, Atlas, Atlas No. 1, Fraction, Gay, Panorama, Red Deer and Setzer,

M.S. 2976 Patented Mining Claim situated in Yreka Mining District in Sections 22 and 23,

Township 48 North, Range 2 East, B.M., and in Section 7, Township 48 North, Range 3 East,

B.M., Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 493.

PARCEL 90:

Lesley, Lesley No. 2, Lesley No. 3, Little Ore Grande, North Wellington, Ore Grande No. 1, Ore

Grande No. 2, Ore Grande No. 3, Ore Grande No. 4, Ore Grande no. 5 and Wellington M.S.

2977 Patented Mining Claim situated in Yreka Mining District in Sections 23 and 26,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 56, Deeds, at page 496.

PARCEL 91:

Marko, V.M. No. 1 and V.M. No. 2, M.S. 3051 Patented Mining Claim situated in Yreka Mining

District in Sections 7 and 18, Township 48 North, Range 3 East, B.M., Shoshone County,

State of Idaho. Patent recorded in Book 59, Deeds, at page 78.

PARCEL 92:

Army and Navy, M.S. 3096 Patented Mining Claim situated in Yreka Mining District in Section

22, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 60, Deeds, at page 223.

37

PARCEL 93:

Oracle, Orbit, Oreano, Ore Shoot, Orient, Oriental Orphan and Orpheum, M.S. 3097 Patented

Mining Claim situated in Yreka Mining District in Section 23, Township 48 North, Range 2

East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 60, Deeds, at page

255.

PARCEL 94:

East Midland, Midland, Midland No. 1, Midland No. 3, Midland No. 4, Midland No. 5, Midland

No. 6, Midland No. 7, Midland No. 8 and North Midland, M.S. 3108 Patented Mining Claim

situated in Yreka Mining District in Section 24, Township 48 North, Range 2 East, B.M., and

in Section 19, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho.

Patent recorded in Book 60, Deeds, at page 319.

PARCEL 95:

Monte Carlo No. 1, Monte Carlo No. 2, Monte Carlo No. 3, Monte Carlo No. 4 and Monte Carlo

No. 5, M.S. 3177 Patented Mining Claim situated in Yreka Mining District in Sections 7 and

18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 63, Deeds, at page 183.

PARCEL 96:

Long John, M.S. 3179 Patented Mining Claim situated in Yreka Mining District in Section 7,

Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 63, Deeds, at page 611.

PARCEL 97:

L-1, M.S. 3214 Patented Mining Claim situated in Yreka Mining District in Section 2,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 64, Deeds, at page 284.

PARCEL 98:

Pete, Prominade, Sam and Zeke, M.S. 3389 Patented Mining Claim situated in Yreka Mining

District in Section 10, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 77, Deeds, at page 173.

PARCEL 99:

Battleship Oregon, Charly T., Lucia, Marblehead, Margaret, Nancy B., Olympia and Phil, M.S.

3390 Patented Mining Claims situated in Yreka Mining District in Sections 10 and 14,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 77, Deeds, at page 338.

PARCEL 100:

Beta, M.S. 3471 Patented Mining Claim situated in Yreka Mining District in Section 13,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded as Instrument No. 168414, records of Shoshone County, State of Idaho.

PARCEL 101:

Spokane Central No. 1, Spokane Central No. 2, Spokane Central No. 3, Spokane Central No. 3

Fr., Spokane Central No. 4 and Spokane Central No. 5, M.S. 3472 North Fork Coeur d’Alene

Patented Mining Claim situated in Yreka Mining District in Sections 19, 20 and 29, Township

48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patents recorded as

Instrument No. 179430 and as Instrument No. 219606, records of Shoshone County, State of

Idaho.

38

PARCEL 102:

Anaconda, Apex, Apex no. 2, Apex No. 3, Blue Bird, Blue Grouse, Bob White, Butte, Butte

Fraction, Cougar, Galena, Huckleberry No. 2, Leopard, Lynx, MacBenn, Martin, Pheasant,

Robbin and Sonora, M.S. 3361 Patented Mining Claims situated in Yreka Mining District in

Sections 1 and 2, Township 47 North, Range 2 East, B.M., and in Section 35, Township 48

North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 76,

Deeds, at page 626.

PARCEL 103:

A 1/6 interest only in the Baby, Keystone, Van and Woodrat, M.S. 2856 Patented Mining

Claims situated in Yreka Mining District in Section 3, Township 47 North, Range 2 East, B.M.,

Shoshone County, State of Idaho. Patent recorded in Book 56, Deeds, at page 52.

PARCEL 104:

Evening Star, Evening Star Fraction, Maryland, Monmouth, Oregon, Oregon No. 2 and Silver

Chord, M.S. 2274 Patented Mining Claims situated in Yreka Mining District in Section 15,

Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 43, Deeds, at page 36.

PARCEL 105:

Spring, M.S. 3298 Patented Mining Claims situated in Yreka Mining District in Section 15,

Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 73, Deeds, at page 394.

PARCEL 106:

Milo Millsite, M.S. 2869 Patented Mining Claims situated in Yreka Mining District in Sections

8 and 17, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 61, Deeds, at page 111.

PARCEL 107:

Black Diamond, Carbonate, Enterprise, Enterprise Extension, Gelatin, Giant and Rolling

Stone, M.S. 3423 Patented Mining Claims situated in Yreka Mining District in Sections 3 and

10, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho.

PARCEL 108:

Chief No. 2 and Sugar, M.S. 2862 Patented Mining Claims situated in Yreka Mining District in

Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 55, Deeds, at page 585.

39

SCHEDULE NO. 4

NOTICES OF VIOLATION/ACTIONS

Hopper Litigation

Crescent Litigation

40

41

SCHEDULE NO. 5

PERMITS

Shallow Injection Well Permit # 94-M-004-151

42

SCHEDULE NO. 6

PROPERTY APPURTENANCES

None, other than the Option-Lease Agreement.

43

SCHEDULE NO. 7

SURFACE AND MINERAL PARCELS

PARCEL 1:

Being a tract of land situated in the Northeast ¼ of the Southeast ¼ of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at the East ¼ corner of said Section 1, Township 48 North, Range 2 East, B.M.,

Shoshone County, State of Idaho marked by a concrete monument and also the point of beginning, thence

South 87°28’34” West 165.92 feet; thence

South 30°34’59” West, 220.96 feet; thence

Along a curve right, radius = 40 feet, the long chord bears South 66°18’09” West, 75.71 feet;

thence

North 78°22’26” West, 36.16 feet; thence

South 10°52’21” West, 204.04 feet; thence

North 75°18’39” West, 252.91 feet; thence

South 17°22’44” West, 1124.08 feet; thence

North 87°41’35” East, 1007.62 feet; thence

North 00°12’22” West, 1389.14 feet to the point of beginning.

PARCEL 2:

Being a tract of land lying in the Northeast ¼ and the Southeast ¼ of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho and more particularly described as follows:

Beginning at a point from whence the East ¼ corner of Section 1, Township 48 North,

Range 2 East, B.M., Shoshone County, State of Idaho bears South 10°03’11” East, 409.83 feet distant; thence

South 21°46’03” West, 150.17 feet; thence

North 65°43’21” West, 407.49 feet; thence

South 01°10’02” West, 94.54 feet; thence

South 27°17’34” West, 90.00 feet; thence

South 39°32’35” East, 342.19 feet; thence

South 17°00’49” West, 108.69 feet; thence

South 09°45’56” East, 92.08 feet; thence

Along a curve right, radius = 40 feet, the long chord bears North 68°36’01” East, 43.86 feet;

thence

North 30°34’41” East, 331.46 feet; thence

Along a curve right, radius = 100 feet, the long chord bears North 48°38’04” East, 62.13 feet; thence

Along a curve left, radius = 161 feet, the long chord bears North 16°29’47” East, 198.94 feet; thence

North 31°27’01” West, 84.16 feet to the point of beginning and sometimes referred to as Lot

2, Mine Short Plat No. 1 as shown on the official recorded plat thereof recorded as

Instrument No. 350327, records of Shoshone County, State of Idaho.

PARCEL 3:

Being a tract of land situated in the Northeast ¼ of the Southeast ¼ of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at a point whence the East ¼ corner of Section 1, Township 48 North, Range 2

East, B.M., Shoshone County, State of Idaho bears North 59°22’09” East, 395.37 feet distant;

thence

44

Along a curve left, radius = 40 feet, the long chord bears South 15°24’18” West, 27.50 feet;

thence

North 78°22’26” West, 36.16 feet; thence

South 10°52’21” West, 204.04 feet; thence

North 75°18’39” West, 252.91 feet; thence

North 02°48’24” West, 383.22 feet; thence

North 31°43’07” East, 271.88 feet; thence

South 39°32’35” East, 342.19 feet; thence

South 17°00’49” West, 108.69 feet; thence

South 09°45’56” East, 92.08 feet to the point of beginning and sometimes referred to as Lot

3 Mine Plant Short Plat No. 1.

PARCEL 4:

Saxon, M.S. 2067 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 553, records of Shoshone County, State of Idaho.

PARCEL 5:

Link, M.S. 2123 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 601, records of Shoshone County, State of Idaho.

PARCEL 6:

Spur, M.S. 2124 Patented Mining Claim situated in Yreka Mining District in Sections 11 and

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 48, Deeds, at page 479, records of Shoshone County, State of Idaho.

PARCEL 7:

Spear, M.S. 2496 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 43, Deeds, at page 49, records of Shoshone County, State of Idaho.

PARCEL 8:

Marion, M.S. 2583 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 47, Deeds, at page 196, records of Shoshone County, State of Idaho.

PARCEL 9:

Ben Herr, Kruger and Philippine, M.S. 2599 Patented Mining Claims situated in Yreka Mining

District in Sections 12 and 13, Township 48 North, Range 2 East, B.M., Shoshone County,

State of Idaho. Patent recorded in Book 47, Deeds, at page 27, records of Shoshone County,

State of Idaho.

PARCEL 10:

Hough, M.S. 2611 Patented Mining Claim situated in Yreka Mining District in Sections 12 and

13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 56, Deeds, at page 99, records of Shoshone County, State of Idaho.

PARCEL 11:

California, M.S. 2627 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 45, Deeds, at page 503, records of Shoshone County, State of Idaho.

45

PARCEL 12:

Check, M.S. 2840 Patented Mining Claim situated in Yreka Mining District in Sections 1 and

12, Township 48, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 54, Deeds, at page 465, records of Shoshone County, State of Idaho.

PARCEL 13:

That portion of Florence, M.S. 2862 Patented Mining Claim situated in Yreka Mining District in Sections 10 and 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho and more particularly described in those certain deeds recorded November 30, 1966 as Instrument Nos. 208505 and 208506, records of Shoshone County, State of Idaho. Patent recorded in Book 55, Deeds, at page 585, records of Shoshone County, State of Idaho.

PARCEL 14:

Billy, M.S. 3111 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 96, Deeds, at page 398, records of Shoshone County, State of Idaho.

PARCEL 15:

Lucky, M.S. 3470 Patented Mining Claim situated in Yreka Mining District in Section 13, Township 48 North, Range 2 East, B.M., and in Section 18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent recorded in Book 91, Deeds, at page 283, records of Shoshone County, State of Idaho.

PARCEL 16:

Moat, M.S. 3503 Patented Mining Claim situated in Yreka Mining District in Sections 17 and

18, Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 96, Deeds, at page 356, records of Shoshone County, State of Idaho.

PARCEL 17:

Bunker Hill, M.S. 579 Patented Mining Claim situated in Yreka Mining District in Section 13,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 6, Deeds, at page 101, records of Shoshone County, State of Idaho.

PARCEL 18:

Sullivan, M.S. 580 Patented Mining Claim situated in Yreka Mining District in Section 13,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 6, Deeds, at page 190, records of Shoshone County, State of Idaho.

PARCEL 19:

Important Fraction, M.S. 581 Patented Mining Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 285, records of Shoshone County, State of Idaho.

PARCEL 20:

Phil Sheridan, M.S. 604 Patented Mining Claim situated in Yreka Mining District in Section

13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 281, records of Shoshone County, State of Idaho.

PARCEL 21:

Reed Fraction, M.S. 607 Patented Mining Claim situated in Yreka Mining District in Section

13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 246, records of Shoshone County, State of Idaho.

46

PARCEL 22:

Bunker Hill Millsite, M.S. 608 Patented Millsite Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 4, Deeds, at page 181, records of Shoshone County, State of Idaho.

PARCEL 23:

Small Hopes, M.S. 609, Amended Patented Mining Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 325, records of Shoshone County, State of Idaho.

PARCEL 24:

Bottom Dollar Fraction, M.S. 629 Patented Mining Claim situated in Yreka Mining District in

Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 252, records of Shoshone County, State of Idaho.

PARCEL 25:

Chestnut Fraction, M.S. 632 Patented Mining Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 339, records of Shoshone County, State of Idaho.

PARCEL 26:

Emma & Last Chance Millsite, M.S. 703 Patented Millsite claim situated in Yreka Mining

District in Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of

Idaho. Patent recorded in Book 4, Deeds, at page 179, records of Shoshone County, State of

Idaho.

PARCEL 27:

Ontario, M.S. 755 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 382, records of Shoshone County, State of Idaho.

PARCEL 28:

Carbonate, M.S. 764 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents, at page 325, records of Shoshone County, State of Idaho.

PARCEL 29:

Silver Casket, M.S. 790 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 15, Deeds, at page 25, records of Shoshone County, State of Idaho.

PARCEL 30:

Turkey Buzzard, M.S. 836 Patented Mining Claim situated in Yreka Mining District in Section

13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in book 6, Deeds, at page 243, records of Shoshone County, State of Idaho.

PARCEL 31:

Snowslide Fraction, M.S. 837 Patented Mining Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 6, Deeds, at page 249, records of Shoshone County, State of Idaho.

PARCEL 32:

Silver, M.S. 1085 Patented Mining Claim situated in Yreka Mining District in Sections 12 and

13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book 38, Deeds, at page 479, records of Shoshone County, State of Idaho.

47

PARCEL 33:

Johnnesburg, M.S. 1192 Patented Mining Claim situated in Yreka Mining District in Section

12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 232, records of Shoshone County, State of Idaho.

PARCEL 34:

Puritan, M.S. 1328 Amended Patented Mining Claim situated in Yreka Mining District in

Section 12, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 196, records of Shoshone County, State of Idaho.

PARCEL 35:

No. 5, M.S. 1357 Patented Mining Claim situated in Yreka Mining District in Section 11,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book 18, Deeds, at page 234, records of Shoshone County, State of Idaho.

PARCEL 36:

Omaha, M.S. 1409 Patented Mining Claim situated in Yreka Mining District in Section 12,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent recorded in

Book A, Patents at page 190, records of Shoshone County, State of Idaho.

PARCEL 37:

Legal Tender, M.S. 1639 Amended Patented Mining Claim situated in Yreka Mining District in

Section 11, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 304, records of Shoshone County, State of Idaho.

PARCEL 38:

Triangle Fraction, M.S. 2065 Patented Mining Claim situated in Yreka Mining District in

Section 13, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho. Patent

recorded in Book A, Patents, at page 604, records of Shoshone County, State of Idaho.

PARCEL 39:

A parcel of land situated in the Northwest Quarter of Section 6, Township 48 North, Range 3

East, B.M., Shoshone County, Idaho, and more particularly described as follows:

Using the Bunker Hill Triangulation System Meridian and coordinates and beginning at

Corner No. 1, a point identical with the West Quarter Corner of said Section 6 (N9667.57,

E687.41), and running thence

North 0°42’20” East, 372.46 feet along the West boundary line of said Section 6 to Corner

No. 2; thence

South 20°36 ‘East, 59.71 feet to Corner No. 3, a point identical with Corner No. 4 of the

Washington Water Power Company (WWP Co.) tract as described in Document No. 302109,

recorded November 2, 1982, records of Shoshone County, Idaho from The Bunker Hill

Company to Bunker Limited Partnership, Parcel 28 of Exhibit “A”, pages 12 and 13; thence

South 69°24’ West, 12.87 feet to Corner No. 4, identical with Corner No. 3 of said WWP Co.

tract; thence

South 14°20’ East, 118.05 feet to Corner No. 5, identical with Corner No. 2 of said WWP Co.

tract; thence

South 2°23’30” West, 187.00 feet to Corner No. 6, identical with Corner No. 1 of said WWP

Co. tract; thence

South 80°00’ East, 53.98 feet along the Southerly boundary line of said WWP Co. tract to its point of intersection with the South boundary line of the Northwest Quarter of said Section

6; thence

South 88°55’25” West, 88.05 feet along said boundary line of said Section 6 Northwest

Quarter to Corner No. 1 and place of beginning.

48

SCHEDULE NO. 8

WATER RIGHTS

A)	Water Right No. 94-2071:

BENEFICIAL USE	PERIOD OF USE	RATE OF DIVERSION	VOLUME

Mining	01/01 to 12/31	3.0 CFS	N/A
	Totals	3.0 CFS	N/A

LOCATION OF POINT OF DIVERSION(S):

Groundwater (SWNW), Sec. 12, Township 48N, Range 02E, Shoshone County

PLACE OF USE: MINING, Shoshone County

TWN	RGE	SEC

48N	02E	1	SENE	NESE

2) Water Right No. 94-4003:

BENEFICIAL USE	PERIOD OF USE	RATE OF DIVERSION	VOLUME

Mining	01/01 to 12/31	3.0 CFS	N/A
	Totals	3.0 CFS	N/A

LOCATION OF POINT OF DIVERSION(S):

Deadwood Gulch Creek (SWNW), Sec. 12, Township 48N, Range 02E, Shoshone County

PLACE OF USE: MINING, Shoshone County

TWN	RGE	SEC

48N	02E	1	SENE	NESE

3) Water Right No. 94-4218:

BENEFICIAL USE	PERIOD OF USE	RATE OF DIVERSION	VOLUME

Industrial	01/01 to 12/31	0.3 CFS	N/A
	Totals	0.3 CFS	N/A

LOCATION OF POINT OF DIVERSION(S):

Milo Creek (SWNE), Sec. 13, Township 48N, Range 02E, Shoshone County

PLACE OF USE: INDUSTRIAL, Shoshone County

TWN	RGE	SEC

48N	02E	1	SENE	NESE

49

SCHEDULE NO. 9

ENVIRONMENTAL MATTERS

None.

50

SCHEDULE NO. 10

RETAINED EQUIPMENT

●	All milling equipment
●	John Deere Track Hoe (owned by David Kriedeman)
●	Kubota skid steer (owned by Tom Hopper)
●	Bailing equipment (owned by David Kriedeman)
●	Roll-off trailer (owned by David Kriedeman)
●	Two-person trammer/locomotive (owned by David Kriedeman)
●	Mini-excavator (owned by David Kriedeman)
●	Golf cart (owned by David Kriedeman)
●	Arc welding equipment (owned by David Kriedeman)
●	Oxy-acetylene welding equipment (owned by David Kriedeman)
●	Misc. hand tools (owned by Calvin Walker)
●	Antique display cases (x 3) (owner by Placer Mining Corp.)
●	Contents of Placer office onsite
●	Antique furniture and other antique objects located in the Mill Building (owned by Robert Hopper, Jr.)
●	2 pumps, 2 spare Detroit engines located in the Mill Building (owned by Dave Kriedeman)
●	All electrical tools and supplies in the southwest corner of the Motor Barn (owned by LiveWire Electrical)
●	Caterpillar forklift (owned by Dave Kriedeman)
●	Crystal collection located in Bunker Hill Offices (owned by Placer Mining Corp)
●	All light vehicles not owned or leased by Bunker Hill or Coeur d’Alene Mine Contracting (owned by Placer Mining Corp.)
●	19-ft aluminum boat (owned by Tom Hopper)
●	Tire mounting/dismounting machine (owned by Dave Kriedeman)
●	Placer mining equipment (owned by Dave Kriedeman and Tom Hopper)
●	Miscellaneous tools located in the Mill Building (owned by Dave Kriedeman)

51

SCHEDULE NO. 11

ENCUMBRANCES

Incorporated herein by reference, as if fully set forth herein, are Exceptions 7 through 81, as described and identified in the Title Commitment.

52

SCHEDULE NO. 12

ADDITIONAL POTENTIAL CLAIMS

Tax Parcel No.D0000-002-0300, Tax Parcel No. D0000-002-0550, Tax Parcel No. D-0000-002-0700, D-0000-002-0975, D0000-002-1400, D-0000-002-1500, D-0000-002-1900, D-0000-002-2100, D-0000-002-4725, D-0000-002-4800, D-0000-002-7300,

The SENE, NESE, Lot 1 (NENE), SENW, lying East of County Road and the West Half of the NE ¼ Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho

EXCEPT: Those portions of the subject property conveyed to Shoshone School Districts No.s 30 and 391 by deeds dated June 1, 1938 and recorded September 19, 1938 in Book 70, Deeds, at page 130; dated August 15, 1950 and recorded November 20, 1950 in Book 84, Deeds, at page 563 and recorded January 27, 1975 as Instrument No. 255179.

Tax Parcel No. 48N02E3675

SWNW Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho

Tax Parcel No. 49N02E341900

South ½ of the Northeast ¼ and the Southeast ¼ of the Northwest ¼ of Section 34, Township 49 North, Range 2 East, B.M., Shoshone County, State of Idaho

Tax Parcel No. 49N02E345000

That portion of Section 34, Township 49 North, Range 2 East, B.M., Shoshone County, State of Idaho lying South of the Coeur d’Alene River and North of the U.S. I-90 Right of way.

EXCEPT: County Airport

ALSO EXCEPT: NWSW and SWNW Section 34, Township 49 North, Range 2 East, B.M., Shoshone County, State of Idaho.

Tax Parcel No. 48N03E106700

Being a tract of land lying in the Southeast Quarter of the Southwest Quarter, and in the Southwest Quarter of the Southeast Quarter, Section 10, Township 48 North, Range 3 East, Boise Meridian, Shoshone County, Idaho, and being more particularly described as follows:

Using the Bunker Hill triangulation survey meridian and beginning at corner No. 1, a drill steel monument with a copper cap, 2 ins. X 2 ins., marked corner 1-SU, from whence the Southwest corner of said Southeast Quarter of the Southwest Quarter, a concrete monument marked W 1/16 cor., bears S.43°58.2’W., 518.15 ft. distant, and from whence, also, cor. No. 1 survey No. 2274 Monmouth lode bears S.34°4l.3’E., 457.52 ft. dist.; thence

N.34°5l.2’E., 349.44 ft. dist. To cor. No. 2; thence

N.89°58’W., 560 ft. dist., to cor. No. 3, which corner point falls on a steep, unstable, slope and from which point a witness corner, a drill steel monument with a copper cap marked W.C. cor. 3-SU, bears N.35°24.4’W., 33.14 ft dist.; thence

N.O°03’W., 660.00 ft. dist., to cor. No. 4, a drill steel with copper cap marked cor. 4-SU; thence

S.89°58’E., 1,454.12 ft. dist., to cor. No. 5, a drill steel monument with copper cap marked cor. 5-SU, on the westerly right-of-way boundary of the Big Creek road; thence

On and along said right-of-way boundary, S.38°34.1’W.,

552.72 ft. dist., to cor. No. 6, identical with a concrete monument with brass cap marked P.C. 45+41.10; thence

On a 2°00’ curve to the left, the long chord of which bears S.35°38’W., 297.96 ft. dist., to cor. No. 7, identical with highway boundary P.T. 48+35.09 back (48+36.54 ahead) the monument of which has been obliterated; thence

Continuing on said right-of-way boundary S.32°39.5’W., 419.26 ft. dist., to cor. No. 8, a drill steel with copper cap marked cor. 8-SU; thence

N.57°20.5’W., 115.00 ft. dist., to cor. No. 9, a drill steel with copper cap marked cor. 9-SU; thence

S.32°39.5’W., 120.00 ft. dist., to cor. No. 10, a drill steel with copper cap marked cor. lO-SU; thence

N. 57°20.5’W., 222.41 ft. dist., to cor. No. 1, the place of beginning.

53

Tax Parcel No. D-0000-006-3960 – Assessed to Placer Mining Company – I do not find conveyance deed to Placer Mining.

Being a tract of land situated in the NE ¼ of Section 1, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho, more particularly described as follows;

Beginning at the SE corner of Lot 2 whence the West ¼ Corner of Section 6 bears South 11°44’32” East 553.78 feet distant; thence

North 14°20’30” East, 106.64 feet; thence

South 70°17’45” West, 301.02 feet; thence

South 14°14’25” West, 90.00 feet; thence along a curve right, radius = 10SS.37, tbe long chord bears South 69°06-13” East, 129.05 feet; thence

South 65°42’23” East, 173.96 feet to the point of beginning.

AND

Being a tract of land situated in the NE ¼ of Section 1, Township 48 North, Range 2 East, B.M. and in Section 6. Township 48 North, Range 3 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at the SE corner of Lot 1 whence, the West ¼ corner of Section 6 bears South 32°54’10” West, 504.22 feet distant; thence

North 15° East, 149.49 feet; thence

North 30° West, 73.01 feet: thence

North 76°06’48” West, 275.55 feet; thence

South 70°18’02” West, 95.30 feet; thence

South 14°20’30” West, 126.64 feet; thence

South 65°42’23” East, 57.45 feet; thence along a curve left, radius = 3l6.92, the long chord bears South 70°56’51” East., 47.03 feet; thence

South 74°35’32” East, 300.59 feet to the point of beginning.

Tax Parcel No. F00000020900

The Southwest Quarter of the Northwest Quarter, and the Southeast Quarter of the Northeast Quarter and the Northeast Quarter of the Southeast Quarter, and Government Lot 1 or the Northeast Quarter of the Northeast Quarter, and the Southeast Quarter of the Northwest Quarter, lying East of County Road, and the West half of the Northeast Quarter, except ground sold to School District No. 391, as disclosed by Quitclaim Deed recorded January 27, 1975 as Instrument No. 255179, Records of Shoshone County, Idaho, all in Section 2, Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho.

EXCEPT property in Deed dated August 15, 1950 from the Bunker Hill Company to School District, recorded November 20, 1950 in Book 84 of Deeds, at Page 563, Records of Shoshone County, Idaho

ALSO EXCEPT property in Deed dated June 1, 1938, from Bunker Hill Company to School District No. 30, recorded September 19, 1938, in Book 70 of Deeds, at Page 130, Records of Shoshone County, Idaho.

Patent for M.S. 2551 excludes the conflict with the NE ¼ SE ¼.

54

EXHIBIT A-1

SPECIAL WARRANTY DEED

SPECIAL WARRANTY DEED

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Placer Mining Corp., a Nevada corporation (hereinafter “Grantor”) hereby grants, bargains, sells and conveys unto Silver Valley Metals Corp., an Idaho corporation (hereinafter “Grantee”) whose current address is 1 Mine Road, Kellogg, Idaho 83837, the following described real property situated in the County of Shoshone, State of Idaho, to-wit:

See Exhibit “A” attached hereto and incorporated herein by reference.

SUBJECT to easements, rights of way, covenants, restrictions, and reservations of record.

TOGETHER with all of the lodes, ledges, veins and mineral-bearing rock, both known and unknown, intralimital and extralateral, lying within or extending beyond the boundaries of the above-referenced property, and all dips, spurs and angles, and all the ores, mineral bearing-quartz, rock and earth or other mineral deposits therein or thereon, and together with all and singular the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, rights of ingress and egress thereto, any and all water rights/licenses, wells, pumps, irrigation rights, and any and all rights whatsoever associated with the and relating to water, the reversion and reversions, remainder and remainders, rents, issues, and profits thereof; and all estate, right, title, and interest in and to the property, as well in law as in equity, of the Grantor.

TO HAVE AND TO HOLD, all and singular the above-mentioned and described premises together with the appurtenances unto the Grantee, and to Grantee’s heirs and assigns forever.

And the Grantor, and its successors, does hereby covenant to and with the said Grantee, that the Grantor is the owner in fee simple of said premises; that said premises are free from all encumbrances except current year’s taxies, levies and assessments, and easements, rights of way, covenants, restrictions, and reservations of record, and that Grantor will warrant and defend the same from all claims whatsoever.

IN WITNESS WHEREOF, the Grantor has executed this Deed this _______ day of _____________, 202[ ].

Placer Mining Corp., a Nevada corporation
By	David Kriedeman
Its:	President

State of	)
)
County of ______________	)

This record was acknowledged before me on _____ by David Kriedeman as President of Placer Mining Corp., a Nevada corporation.

Notary Public
My commission expires: _________

55

EXHIBIT A-1 To Special Warranty Deed

[Insert Schedules 3 (Mineral Rights), 7 Surface and Mineral Parcels (excluding Parcels 1 and 2 as described in the Title Commitment), 6 Property Appurtenances, and Additional Potential Claims 12]

56

EXHIBIT A-2

SPECIAL WARRANTY DEED

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, William M. Pangburn and Shirley A. Pangburn, husband and wife (hereinafter “Grantors”) hereby grant, bargain, sell and convey unto Silver Valley Metals Corp., an Idaho corporation (hereinafter “Grantee”) whose current address is 1 Mine Road, Kellogg, Idaho 83837, the following described real property situated in the County of Shoshone, State of Idaho, to-wit:

See Exhibit “A” attached hereto and incorporated herein by reference.

SUBJECT to easements, rights of way, covenants, restrictions, and reservations of record.

TOGETHER with all of the lodes, ledges, veins and mineral-bearing rock, both known and unknown, intralimital and extralateral, lying within or extending beyond the boundaries of the above-referenced property, and all dips, spurs and angles, and all the ores, mineral bearing-quartz, rock and earth or other mineral deposits therein or thereon, and together with all and singular the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, rights of ingress and egress thereto, any and all water rights/licenses, wells, pumps, irrigation rights, and any and all rights whatsoever associated with the and relating to water, the reversion and reversions, remainder and remainders, rents, issues, and profits thereof; and all estate, right, title, and interest in and to the property, as well in law as in equity, of the Grantors.

TO HAVE AND TO HOLD, all and singular the above-mentioned and described premises together with the appurtenances unto the Grantee, and to Grantee’s heirs and assigns forever.

And the Grantors, and their successors, do hereby covenant to and with the said Grantee, that the Grantors are the owners in fee simple of said premises; that said premises are free from all encumbrances except current year’s taxies, levies and assessments, and easements, rights of way, covenants, restrictions, and reservations of record, and that Grantors will warrant and defend the same from all claims whatsoever.

SIGNATURE PAGE TO FOLLOW

57

IN WITNESS WHEREOF, the Grantors have executed this Deed this ___ day of ______, 202[ ].

William M. Pangburn

State of	)
)
County of ______________	)

This record was acknowledged before me on _________________ by William M. Pangburn.

Notary Public
My commission expires: _________

Shirley A. Pangburn

State of	)
)
County of ______________	)

This record was acknowledged before me on _________________ by Shirley A. Pangburn.

Notary Public
My commission expires: _________

58

EXHIBIT A-2 To Special Warranty Deed

PARCEL 1:

Being a tract of land situated in the Northeast 1/4 of the Southeast 1/4 of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho more particularly described as follows:

Beginning at the East 1/4 corner of said Section 1, Township 48 North, Range 2 East, B.M.,

Shoshone County, State of Idaho marked by a concrete monument and also the point of beginning, thence

South 87°28’34” West 165.92 feet; thence

South 30°34’59” West, 220.96 feet; thence

Along a curve right, radius = 40 feet, the long chord bears South 66°18’09” West, 75.71 feet;

thence

North 78°22’26” West, 36.16 feet; thence

South 10°52’21” West, 204.04 feet; thence

North 75°18’39” West, 252.91 feet; thence

South 17°22’44” West, 1124.08 feet; thence

North 87°41’35” East, 1007.62 feet; thence

North 00°12’22” West, 1389.14 feet to the point of beginning.

PARCEL 2:

Being a tract of land lying in the Northeast 1/4 and the Southeast 1/4 of Section 1,

Township 48 North, Range 2 East, B.M., Shoshone County, State of Idaho and more particularly described as follows:

Beginning at a point from whence the East 1/4 corner of Section 1, Township 48 North,

Range 2 East, B.M., Shoshone County, State of Idaho bears South 10°03’11” East, 409.83 feet distant; thence

South 21°46’03” West, 150.17 feet; thence

North 65°43’21” West, 407.49 feet; thence

South 01°10’02” West, 94.54 feet; thence

South 27°17’34” West, 90.00 feet; thence

South 39°32’35” East, 342.19 feet; thence

South 17°00’49” West, 108.69 feet; thence

South 09°45’56” East, 92.08 feet; thence

Along a curve right, radius = 40 feet, the long chord bears North 68°36’01” East, 43.86 feet;

Thence

North 30°34’41” East, 331.46 feet; thence

Along a curve right, radius = 100 feet, the long chord bears North 48°38’04” East, 62.13 feet; thence

Along a curve left, radius = 161 feet, the long chord bears North 16°29’47” East, 198.94 feet; thence

North 31°27’01” West, 84.16 feet to the point of beginning and sometimes referred to as Lot

2, Mine Short Plat No. 1 as shown on the official recorded plat thereof recorded as

Instrument No. 350327, records of Shoshone County, State of Idaho.

59

EXHIBIT B

SPECIAL WARRANTY DEED – WATER RIGHTS

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Placer Mining Corp., a Nevada corporation (hereinafter “Grantor”) hereby grants, bargains, sells and conveys unto Silver Valley Metals Corp., an Idaho corporation (hereinafter “Grantee”) whose current address is 1 Mine Road, Kellogg, Idaho 83837, the following described water rights situated in the County of Shoshone, State of Idaho, to-wit:

See Exhibit “A” attached hereto and incorporated herein by reference.

TOGETHER with the reversion and reversions, remainder and remainders, rents, issues, and profits thereof; and all estate, right, title, and interest in and to said water rights, as well in law as in equity, of the Grantor.

TO HAVE AND TO HOLD, all and singular the above-mentioned and described premises together with the appurtenances unto the Grantee, and to Grantee’s heirs and assigns forever.

And the Grantor, and its successors, does hereby covenant to and with the said Grantee, that the Grantor is the owner in fee simple of said water rights; that said rights are free from all encumbrances, and that Grantor will warrant and defend the same from all claims whatsoever.

IN WITNESS WHEREOF, the Grantor has executed this Deed this _______ day of _____________, 202[ ].

Placer Mining Corp., a Nevada corporation
By	David Kriedeman
Its:	President

State of	)
)
County of ______________	)

This record was acknowledged before me on _____ by David Kriedeman as President of Placer Mining Corp., a Nevada corporation.

Notary Public
My commission expires: _________

60

EXHIBIT A To Special Warranty Deed-Water Rights

All right title and interest in and to the following described water rights:

1) Water Right No. 94-2071:

BENEFICIAL USE	PERIOD OF USE	RATE OF DIVERSION	VOLUME
Mining	01/01 to 12/31	3.0 CFS	N/A
	Totals	3.0 CFS	N/A

LOCATION OF POINT OF DIVERSION(S):

Groundwater (SWNW), Sec. 12, Township 48N, Range 02E, Shoshone County

PLACE OF USE: MINING, Shoshone County

TWN	RGE	SEC

48N	02E	1	SENE	NESE

2) Water Right No. 94-4003:

BENEFICIAL USE	PERIOD OF USE	RATE OF DIVERSION	VOLUME

Mining	01/01 to 12/31	3.0 CFS	N/A
	Totals	3.0 CFS	N/A

LOCATION OF POINT OF DIVERSION(S):

Deadwood Gulch Creek (SWNW), Sec. 12, Township 48N, Range 02E, Shoshone County

PLACE OF USE: MINING, Shoshone County

TWN	RGE	SEC

48N	02E	1	SENE	NESE

3) Water Right No. 94-4218:

BENEFICIAL USE	PERIOD OF USE	RATE OF DIVERSION	VOLUME

Industrial	01/01 to 12/31	0.3 CFS	N/A
	Totals	0.3 CFS	N/A

LOCATION OF POINT OF DIVERSION(S):

Milo Creek (SWNE), Sec. 13, Township 48N, Range 02E, Shoshone County

PLACE OF USE: INDUSTRIAL, Shoshone County

TWN	RGE	SEC

48N	02E	1	SENE	NESE

61

EXHIBIT C

BILL OF SALE AND ASSIGNMENT

EFFECTIVE DATE:	[ ● ], 202[ ]

PARTIES:	Silver Valley Metals Corp, a corporation organized under the laws of the state of Idaho (the “Company”) with principal offices at 1 Mine Rd., Kellogg, Idaho 83837.

Placer Mining Corporation, a corporation organized under the laws of the state of Nevada with a principal office at 1 Mine Rd., Kellogg, Idaho 83837 (“Placer”), and William M. Pangburn and Shirley A. Pangburn, husband and wife (“Pangburns”). Placer and Pangburns are herein collectively referred to as the “Sellers.”

AGREEMENTS:

1.	Assignment and Transfer

Other than those Retained Items listed on Exhibit A attached hereto, the Sellers hereby sell, deliver, assign, and transfer to the Company, and its successors and assigns, all of the Sellers’ right, title, and interest in and to all furniture, fixtures, machinery, equipment, vehicles, tools, documents, records, supplies, and all other tangible personal property located or used on, in connection with or relating to any of the real property described in those certain Special Warranty Deeds between the Seller and Company, recorded as Instrument Nos. __________________, and __________________, on _______________[date], records of Shoshone County, Idaho (the “Personal Property”).

2.	Consideration

For valuable consideration of $___________ cash in hand paid, and for other good and valuable consideration to the Sellers, the receipt and sufficiency of which is hereby acknowledged, the Company hereby purchases from the Sellers the Personal Property described in Paragraph 1.

3.	Representations and Warranties

Placer represents and warrants to the Company that:

3.1        Organization. Placer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, with all corporate powers necessary to own its assets and property and to carry on its business as now owned and conducted.

62

3.2        Authority and Binding Effect. Placer has full corporate power and authority to execute and deliver this bill of sale and to make the transfer provided for, and the signing and delivery of this bill of sale has been duly authorized and approved by its board of directors and shareholders.

The Pangburns represent and warrant to the Company that:

3.3       Authority and Binding Effect. Pangburns have the power and authority to execute and deliver this bill of sale and to make the transfer provided for, and the bill of sale is being executed voluntarily, with full knowledge and the intent to bind the Pangburns. This bill of sale is a valid and binding obligation of the Pangburns enforceable in accordance with its terms.

The Sellers represent and warrant to the Company that:

3.4        Ownership and Right to Transfer. The Sellers are the only owners of the Personal Property free and clear of all liens and encumbrances and will warrant and forever defend the same from all claims and demands whatsoever.

3.5       Further Assurances. The Sellers further covenant and agree that Sellers shall, at any time and from time to time at the request of Company, execute and deliver to Company any and all instruments and documents which may be necessary to vest in Company full title, right and interest in and to any of said Personal Property.

4.	Miscellaneous Provisions

4.1        Governing Law. This bill of sale will be governed by the law of the state of Idaho.

4.2        Authority. Each individual signing this bill of sale on behalf of a corporation or other entity warrants that he or she is authorized to do so and that this bill of sale is a legally binding obligation of the corporation or other entity that the individual represents.

Silver Valley Metals Corp.	Placer Mining Corp.

By:	By:

Name:	Name:

Title:	Title:

William M. Pangburn	Shirley A. Pangburn

63

EXHIBIT A To Bill of Sale

RETAINED EQUIPMENT

●	All milling equipment
●	John Deere Track Hoe (owned by David Kriedeman)
●	Kubota skid steer (owned by Tom Hopper)
●	Bailing equipment (owned by David Kriedeman)
●	Roll-off trailer (owned by David Kriedeman)
●	Two-person trammer/locomotive (owned by David Kriedeman)
●	Mini-excavator (owned by David Kriedeman)
●	Golf cart (owned by David Kriedeman)
●	Arc welding equipment (owned by David Kriedeman)
●	Oxy-acetylene welding equipment (owned by David Kriedeman)
●	Misc. hand tools (owned by Calvin Walker)
●	Antique display cases (x 3) (owner by Placer Mining Corp.)
●	Contents of Placer office onsite
●	Antique furniture and other antique objects located in the Mill Building (owned by Robert Hopper, Jr.)
●	2 pumps, 2 spare Detroit engines located in the Mill Building (owned by Dave Kriedeman)
●	All electrical tools and supplies in the southwest corner of the Motor Barn (owned by LiveWire Electrical)
●	Caterpillar forklift (owned by Dave Kriedeman)
●	Crystal collection located in Bunker Hill Offices (owned by Placer Mining Corp)
●	All light vehicles not owned or leased by Bunker Hill or Coeur d’Alene Mine Contracting (owned by Placer Mining Corp.)
●	19-ft aluminum boat (owned by Tom Hopper)
●	Tire mounting/dismounting machine (owned by Dave Kriedeman)
●	Placer mining equipment (owned by Dave Kriedeman and Tom Hopper)
●	Miscellaneous tools located in the Mill Building (owned by Dave Kriedeman)

64